UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PennyMac Financial Services, Inc.
(Name of Registrant as Specified In Its Charter)

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PENNYMAC FINAACIAL SERVICES 2024 Notice of Annual Meeting and Proxy Statement

PennyMac Financial Services, Inc. 3043 Townsgate Road Westlake Village, California 91361

April 19, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders, or the Annual Meeting, of PennyMac Financial Services, Inc. to be held on Wednesday, June 5, 2024, at 11:00 a.m. Pacific Time. The 2024 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PFSI2024.

The Notice of 2024 Annual Meeting of Stockholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Annual Meeting. We will transact no other business at the Annual Meeting, except for business properly brought before the Annual Meeting or any postponement or adjournment thereof by our Board of Directors. Only our stockholders of record at the close of business on April 10, 2024, the record date, are entitled to vote at the Annual Meeting.

Your vote is very important. Please carefully read the Notice of 2024 Annual Meeting of Stockholders and Proxy Statement so that you will know the matters on which we plan to vote at the Annual Meeting, and then vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting.

ONLINE ANNUAL MEETING: To participate in the online Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/PFSI2024 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to stockholders entitled to vote at the Annual Meeting. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Who can attend the Annual Meeting?” in the accompanying Proxy Statement. If it is determined the Annual Meeting will be held at a different time or in a different location or format, an announcement of any such updates will be provided by means of a press release, which will be posted on our website (pfsi.pennymac.com) and filed with the SEC via its EDGAR system.

On behalf of our Board of Directors, we look forward to your participation in our upcoming online Annual Meeting.

Sincerely,

DAVID A. SPECTOR
Chairman and Chief Executive Officer

PennyMac Financial Services, Inc. 3043 Townsgate Road Westlake Village, California 91361

Notice of 2024 Annual Meeting of Stockholders

Date and Time:	Wednesday, June 5, 2024 at 11:00 a.m. Pacific Time

Location:	Online via live webcast at www.virtualshareholdermeeting.com/PFSI2024

Record Date:

April 10, 2024. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the 2024 Annual Meeting of Stockholders, or Annual Meeting, and any continuation, postponement or adjournment thereof.

Mailing Date:

We intend to mail the Notice Regarding the Availability of Proxy Materials, or the Proxy Statement and proxy card, as applicable, on or about April 19, 2024 to our stockholders of record on the record date.

Items of Business:

•  To elect the twelve (12) director nominees identified in the enclosed Proxy Statement to serve on our Board of Directors, each for a one year term expiring at the 2025 annual meeting of stockholders;

• To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2024;

• To approve, by non-binding advisory vote, the compensation of our named executive officers; and

• To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Attendance:

To be admitted to the Annual Meeting virtually, you will need to log-in to www.virtualshareholdermeeting.com/ PFSI2024 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to stockholders entitled to vote at the Annual Meeting. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Who can attend the Annual Meeting?” in the accompanying Proxy Statement.

Voting:

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

By Order of the Board of Directors,

DEREK W. STARK

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2024:

This Notice of 2024 Annual Meeting of Stockholders, Proxy Statement and 2023 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at www.proxyvote.com.

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PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights about our Board of Directors, or our Board, and the upcoming 2024 Annual Meeting of Stockholders, or the Annual Meeting. References in this Proxy Statement to “we,” “us,” “our,” the “Company,” and “PNMAC” refer to PennyMac Financial Services, Inc. and its affiliates, unless the context otherwise requires. This summary does not contain all of the information that you should consider in advance of the Annual Meeting and we encourage you to read the entire Proxy Statement before voting. This Proxy Statement has been made available to our stockholders on the Internet on or about April 19, 2024.

2024 Annual Meeting of Stockholders

Date and Time:	Wednesday, June 5, 2024, at 11:00 a.m. Pacific Time
Location:	Online via live webcast at www.virtualshareholdermeeting.com/PFSI2024
Record Date:	April 10, 2024
Mail Date:	April 19, 2024

Voting Matters and Board Recommendations

Matter		Our Board Vote Recommendation
Proposal I:	Election of twelve (12) director nominees identified in the Proxy Statement to serve on our Board, each for a one year term expiring at the 2025 annual meeting of stockholders	FOR each Director Nominee
Proposal II:	Ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR
Proposal III:	Approval, by non-binding advisory vote, the compensation for our named executive officers	FOR

Director Nominees

Director Nominees	Age	Director Since	Principal Occupation / Key Experience	Committee Membership
David A. Spector	61	2012	Chairman and Chief Executive Officer of PennyMac Financial Services, Inc.	None
Doug Jones	67	2023	Director, President and Chief Mortgage Banking Officer of PennyMac Financial Services, Inc.	None
James K. Hunt	72	2013	Former Managing Partner and CEO, Middle Market Credit at Kayne Anderson Capital Advisors LLC	Nominating & Corp. Gov. Compensation
Jonathon S. Jacobson	62	2021	Assistant Head Coach and Senior Advisor, UNC Charlotte Football, Non-Executive Chair, HighSage Ventures, LLC and Founder, Highfields Capital Management, LP	Nominating & Corp. Gov. Finance

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PROXY STATEMENT SUMMARY

Director Nominees	Age	Director Since	Principal Occupation / Key Experience	Committee Membership
Patrick Kinsella †	70	2014	Former Adjunct Professor at USC Marshall School of Business and Retired Senior Audit Partner with KPMG, LLP	Audit Related Party Matters Risk
Joseph Mazzella	71	2012	Retired Managing Director and General Counsel of Highfields Capital Management L.P.	Nominating & Corp. Gov. Related Party Matters
Anne D. McCallion	69	2018	Former Senior Managing Director and Chief Enterprise Operations Officer of PennyMac Financial Services, Inc.	Finance Risk
Farhad Nanji	45	2012	Co-Founder of MFN Partners Management, L.P.	Compensation
Jeffrey A. Perlowitz*	67	2019	Retired Managing Director and Co-Head of Global Securitized Markets of Citigroup and/or its Predecessors	Compensation Finance Risk
Lisa M. Shalett	57	2020	Former Goldman Sachs Partner and Former Managing Partner of Brookfield Asset Management	Audit Nominating & Corp. Gov.
Theodore W. Tozer	67	2017	Non-resident fellow at the Urban Institute and Former President of Government National Mortgage Association	Audit Related Party Matters Risk
Emily Youssouf	72	2013	Clinical Professor at NYU Schack Institute of Real Estate	Audit Finance

† Audit Committee Financial Expert

* Independent Lead Director

We believe our Board possesses deep and broad skill sets and specific experience and expertise that facilitate strong oversight and strategic direction for us as a leading specialty financial services firm focused on the production and servicing of mortgage loans and the management of investments related to the mortgage market.

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PROXY STATEMENT SUMMARY

Director Skills and Qualifications

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PROXY STATEMENT SUMMARY

Corporate Governance Highlights

We continuously monitor developments, trends and best practices in corporate governance and consider feedback from stockholders and proxy advisory firms, as appropriate, when enhancing our governance, policies and structure.

✓

Majority Voting Standard in the Election of Directors. Our Amended and Restated Bylaws provide for a majority voting standard for uncontested director elections and plurality voting standard for contested director elections.

		✓	Independent Lead Director. The independent directors of our Board elected Jeffrey A. Perlowitz as our independent lead director for a three year term that expires in March 2025.
✓

Director Resignation Policy. Our Corporate Governance Guidelines include a requirement that any director nominee who fails to receive a majority vote, if required, for election or re-election will promptly tender his or her resignation to the Board.

		✓	Board Refreshment. We have robust processes to identify, evaluate and select qualified director candidates and we regularly assess the size and composition of the Board.
✓

Director Limitations on Number of Boards. A director who is currently serving as a chief executive officer of a public company, including our Chief Executive Officer, is not permitted to serve on more than two outside public company boards. No other director is permitted to serve on more than five outside public company boards.

✓

Robust Stock Ownership Guidelines. We have robust stock ownership guidelines for our non-management directors (five times the base annual retainer) and executive officers (five times base salary for our Chief Executive Officer; three times base salary for all other executive officers).

✓	Regular Executive Sessions. Our independent directors meet privately on a regular basis. Our independent lead director presides at such meetings.	✓	Regular Board Evaluation. The Nominating and Corporate Governance Committee sponsors an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board.
✓	Stockholder Engagement. We engage in active discussions with our stockholders on a variety of topics throughout the year to ensure that we are addressing their concerns.	✓	Annual Elections. Our Board is not classified and, therefore, we conduct annual elections for all directors who serve on our Board.

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PROXY STATEMENT SUMMARY

2023 Financial Highlights(1)

(1)

For complete information regarding our Fiscal 2023 performance, stockholders should read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and accompanying notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the Securities and Exchange Commission, or the SEC, on February 21, 2024 and is being made available to stockholders with this Proxy Statement as a part of our 2023 Annual Report to Stockholders.

(2)

Assumes $100 invested in PennyMac Financial Services, Inc. common stock and other stock market indices. The graph above displays certain information comparing the cumulative total return on our common stock to the cumulative total return of the Russell 2000 Index and the Dow Jones US Mortgage Finance Total Return Index. The comparison period is from December 31, 2020 to December 31, 2023, and the calculation assumes reinvestment of any dividends.

| 2024 Proxy Statement	5

CORPORATE GOVERNANCE

Corporate Governance

Director Qualification, Board Refreshment and Selection Criteria

The Nominating and Corporate Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Nominating and Corporate Governance Committee periodically reviews with our Board the appropriate skills and characteristics required of directors in the context of the current composition of our Board. Final approval of director candidates is determined by the full Board, and invitations to join our Board are extended by our Chairman on behalf of the entire Board.

In March 2023, the Board, based on the recommendation of the Nominating and Corporate Governance Committee, determined that Doug Jones should be elected as a director because of his many contributions to the growth and success of the Company since he joined the Company’s executive management team in 2012. In addition, as a director, Mr. Jones’ deep understanding of the mortgage banking industry combined with his operational experience and success in executing business strategies will benefit the Board, the Company and its stakeholders. Mr. Jones was elected to serve as a director by the Company’s stockholders at the 2023 annual meeting of stockholders.

The Nominating and Corporate Governance Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of the mortgage and real estate investment trust sectors and the global markets. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race/ethnicity and national origin, education, professional experience, and differences in viewpoints and skills. We do not have a formal policy with respect to diversity; however, our Board and Nominating and Corporate Governance Committee believe that it is essential that our directors represent diverse viewpoints and backgrounds. In considering candidates for our Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and our Company at that time, given the then current mix of director attributes. The Nominating and Corporate Governance Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing directors for re-election, the individual’s past contributions to our Board are also considered.

Pursuant to a separate stockholder agreement with HC Partners LLC, or HCP, HCP has the right to nominate up to two individuals for election to our Board, depending on the percentage of the voting power of our outstanding shares of common stock that it holds, and we are obligated to use our best efforts to cause the election of those nominees. Based on current levels of ownership, HCP has the right to nominate two directors to the Board and HCP has re-nominated Joseph Mazzella and Jonathon S. Jacobson for election to our Board.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated, or otherwise arises, the Nominating and Corporate Governance Committee considers whether to fill any such vacancy and, if so, identifies various potential candidates for director. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms or other persons. The Nominating and Corporate Governance Committee also will consider recommendations for nominees properly submitted by our stockholders. See “Information Concerning Voting and Solicitation—When are stockholder proposals due for the 2025 Annual Meeting of Stockholders?” for procedures on submitting any recommendations. If any materials are provided by a stockholder in connection with a recommendation for a director nominee, such materials are forwarded to the Nominating and Corporate Governance Committee. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee, in the same manner as other recommendations, at its next regularly scheduled or special meeting. The Nominating and Corporate Governance Committee may also retain an independent third party to assist in identifying appropriate director candidates for our Board.

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CORPORATE GOVERNANCE

Independence of Our Directors

The New York Stock Exchange, or NYSE, rules require that at least a majority of our directors be independent of our Company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such director can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the SEC. Our Board has reviewed both direct and indirect transactions and relationships that each of our directors has or had with us and our management and holders of our common stock

As a result of this review, our Board affirmatively determined that 83% of our directors are independent under the NYSE rules. The Board determined that our independent directors are James K. Hunt, Jonathon S. Jacobson, Patrick Kinsella, Joseph Mazzella, Anne McCallion, Farhad Nanji, Jeffrey A. Perlowitz, Lisa M. Shalett, Theodore W. Tozer and Emily Youssouf, based upon the fact that none of these directors has any material relationships with us other than as directors and holders of our common stock.

Board of Directors Leadership and Independent Lead Director

Our Chairman and the independent lead director provide leadership to and work with our Board to define its structure and activities in the fulfillment of its responsibilities. The Board determined in March 2024 that the position of Chairman of the Board should continue to be held by David A. Spector. Mr. Spector has served as a key executive since our founding in 2008 and throughout our development into one of the largest mortgage lenders in the country. In addition, Mr. Spector has demonstrated significant leadership during the COVID-19 pandemic and the recent rise in inflation and interest rates that has negatively impacted the housing and mortgage industries. The Board believes Mr. Spector’s past experience has made him uniquely positioned to lead and oversee the Board and identify and execute our future strategic initiatives. In addition, Mr. Spector has proven himself capable of leading Board discussions on new initiatives and strategic priorities, facilitating internal Board communication and ensuring proper Board oversight of key issues.

This determination is based, in part, on our belief that independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe our Chief Executive Officer is thus better situated to serve as Chairman of the Board because he is able to utilize the in-depth focus and perspective gained in running our Company to effectively lead our Board. As the director most familiar with our business and industry, he is capable of identifying new initiatives and businesses, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure our Board’s proper oversight of these issues. Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, all of which are essential to effective governance.

This determination is also based on what we consider to be a strong governance structure already in place, including the appointment of an influential independent lead director with a strong voice. The independent lead director works with our Chairman of the Board and other directors to provide informed, independent oversight of our management and affairs. Among other things, the independent lead director reviews and provides input on Board meeting agendas and materials, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Chairman of the Board and the independent directors, and chairs an executive session of the independent directors at each regularly scheduled Board meeting. Our Board re-elected Jeffrey A. Perlowitz in March 2022 as its independent lead director for a three year term expiring in March 2025.

Director Education

New directors receive an orientation upon joining the Board, including the opportunity to meet with members of management, which is designed to familiarize new directors with the Company’s purpose, business, operations, strategic direction, financial matters, risk management, corporate governance practices and other key policies and practices. The Board also believes in the importance of continuing director education to enhance the performance of the Board and its committees. All directors are offered membership with the National Association of Corporate Directors, a nationally recognized organization providing corporate governance and director education. In addition, directors receive ongoing internal education from management and the Company’s advisors on matters relevant to the Company’s business, industry trends and developments, corporate governance and other appropriate subjects to assist the directors in discharging their duties.

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CORPORATE GOVERNANCE

Succession Planning

Our Board oversees management’s succession plan for the Chairman and Chief Executive Officer and key positions at the executive officer level. Our Board annually reviews succession plans for the Chairman and Chief Executive Officer and executive management. In addition, the Chairman and Chief Executive Officer annually provides his assessment to our Board of executive leaders and their potential to succeed at key executive management positions.

The Role of the Board in Risk Oversight

Our senior management is responsible for designing, implementing and maintaining an effective and appropriate approach for managing enterprise risk. Our Board and each of its committees, and in particular, the Audit and Risk Committees, have an active role in overseeing our enterprise risk management process, while supporting organizational objectives, improving long-term organizational performance and creating stockholder value. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in determining our business strategy is a key part of its assessment of management’s appetite for risk and determination of what constitutes an appropriate level of risk for our Company.

Our Board encourages senior management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Additionally, our Board works with the input of the Company’s senior management, to assess and analyze the most likely areas of future risk. While our Board has the ultimate oversight responsibility for the risk management process, particularly with respect to those risks inherent in the operation of our businesses and the implementation of our strategic plan, the committees of our Board also share responsibility for overseeing specific areas of risk management as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee

The Audit Committee focuses on risks associated with internal controls and securities, financial and accounting compliance, and receives an annual risk assessment report from our internal auditors. The Audit Committee also discusses with management the Company’s major risk exposures and the framework management has established to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Compensation Committee

The Compensation Committee focuses on oversight of our compensation policies and practices, including whether such policies and practices balance risk taking and rewards in an appropriate manner so as not to encourage excessive risk taking.

Finance Committee	The Finance Committee focuses on risks relating to our Company’s liquidity and capital resources and our investment policies and strategies.
Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee focuses on risks associated with proper board governance, including the independence of our directors and the assessment of the performance and effectiveness of each member and Board committee. The Nominating and Corporate Governance Committee also has specific oversight responsibility for risks relating to our corporate sustainability policies, practices and initiatives, including human capital management, community involvement, corporate governance and stakeholder reports.

Related Party Matters Committee

The Related Party Matters Committee focuses on risks arising out of potential conflicts of interest between us or any of our subsidiaries, on the one hand, and (i) PennyMac Mortgage Investment Trust, or PMT, and its subsidiaries, (ii) any other non-wholly-owned entity that we may manage or over which we may have control (whether through ownership, voting power, contract or otherwise), and (iii) any other identified related party, on the other hand.

Risk Committee

The Risk Committee oversees our enterprise risk management function in relation to our business activities and focuses on credit risk, mortgage compliance risk, environmental and climate risk and operational risk, including cybersecurity and data privacy risk. The Risk Committee, as well as other members of the Board, receive updates from the Company’s Chief Information Officer and Chief Information Security Officer on the overall data privacy and cybersecurity risk environment, including our enterprise-wide cybersecurity risk assessment results and key initiatives.

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CORPORATE GOVERNANCE

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

The Role of the Board in Cybersecurity

Our Board oversees our cybersecurity risks by periodically evaluating cybersecurity reports from senior management, including the Chief Information Officer and the Chief Information Security Officer, as well as reports from the Board committees and third-party consultants. The Risk Committee oversees our enterprise risk management framework, including risk and controls associated with data security, cybersecurity, IT infrastructure, and data privacy. The Audit Committee oversees the internal and external auditors’ review of the effectiveness of our controls to mitigate cybersecurity risks.

Committees of the Board of Directors

Our Board has established six principal committees: the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Corporate Governance Committee, the Related Party Matters Committee and the Risk Committee. Our Board committees have also adopted written charters that govern their conduct, each of which is available on our website at pfsi.pennymac.com.

Our Board chairs and committee members are identified in the following table:

Directors	Audit	Compensation	Finance	Nominating & Corporate Governance	Related Party Matters	Risk

Non-Management Directors

James K. Hunt		X		X

Jonathon S. Jacobson			X	X

Patrick Kinsella	CC				X	X

Joseph Mazzella				X	CC

Anne D. McCallion			CC			X

Farhad Nanji		CC

Jeffrey A. Perlowitz*		X	X			X

Lisa M. Shalett	X			CC

Theodore W. Tozer	X				X	CC

Emily Youssouf	X		X

Management Directors

David A. Spector †

Doug Jones

†    Chairman of the Board

*    Independent Lead Director

CC – Committee Chair

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CORPORATE GOVERNANCE

The primary committee responsibilities, current committee membership and number of meetings held by each such committee of our Board during Fiscal 2023 are summarized below:

Audit Committee	Primary Responsibilities
Members:

The Audit Committee assists our Board in overseeing:

• our accounting and financial reporting processes;

• the integrity and audits of our financial statements;

• our internal control function;

• our compliance with related legal and regulatory requirements;

• the effectiveness of our compliance programs as they relate to applicable laws and regulations governing securities, financial and accounting matters;

• the framework established to monitor major financial risk exposures, including risk assessment and risk management policies;

• the qualifications and independence of our independent registered public accounting firm; and

• the performance of our independent registered public accounting firm and our internal auditors.

The Audit Committee is also responsible for preparing an audit committee report to be included in our annual proxy statement, reviewing and discussing management’s discussion and analysis of financial condition and results of operations to be included in our filings with the SEC, the engagement, retention and compensation of our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and permissible non-audit fees, and reviewing the adequacy of our internal accounting controls. The Audit Committee also monitors trends that may impact the Company’s business operations or strategies.

Patrick Kinsella, Chair Lisa M. Shalett Theodore W. Tozer Emily Youssouf
Meetings in 2023: 12

Mr. Kinsella serves as an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit Committee is “financially literate” under the rules of the NYSE.

Our Board has determined that all of the directors serving on the Audit Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Audit Committee, please see the section below entitled “Report of the Audit Committee.”

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CORPORATE GOVERNANCE

Compensation Committee	Primary Responsibilities
Members:

The principal functions of the Compensation Committee are to:

• evaluate the performance of our Chief Executive Officer and other executive officers;

• review and/or recommend to the Board the compensation of our Chief Executive Officer and other executive officers;

• adopt and administer compensation policies, plans and benefit programs for our executive officers and all other members of our executive team;

• review and recommend to our Board compensation plans, policies and programs;

• prepare the compensation committee report on executive compensation to be included in our annual proxy statement;

• review and discuss our compensation discussion and analysis to be included in our annual proxy statement;

• recommend to our Board the compensation for our non-management directors;

• collaborate with the Board’s Nominating and Corporate Governance Committee on succession plans; and

• administer the PennyMac Financial Services, Inc. 2013 and 2022 Equity Incentive Plans and future equity incentive plans adopted by stockholders (collectively the “Equity Plans”).

The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate to the extent permitted under applicable law.

Farhad Nanji, Chair James K. Hunt Jeffrey A. Perlowitz
Meetings in 2023: 5

Our Board has determined that all of the directors serving on the Compensation Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Compensation Committee, please see the section below entitled “Report of the Compensation Committee.”

Finance Committee	Primary Responsibilities
Members:

The Finance Committee is responsible for overseeing the financial objectives, policies, procedures and activities of our Company, including a review of our capital structure, sources of funds, liquidity and financial position. In connection with these responsibilities of the Finance Committee, its principal functions are to:

• review, assess and monitor our capital structure, liquidity, capital adequacy and reserves;

• review and assess any policies we may establish from time to time that relate to our liquidity management, capital structure and dividend approvals;

• review our short- and long-term investment strategy, investment policies and the performance of our investments;

• monitor our capital budget; and

• review our policies and procedures on hedges, swaps and other derivative transactions.

Anne D. McCallion, Chair Jonathon S. Jacobson Jeffrey A. Perlowitz Emily Youssouf
Meetings in 2023: 4
Our Board has determined that all of the directors serving on the Finance Committee are independent under the applicable rules of the NYSE.

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CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee	Primary Responsibilities
Members:

The principal functions of the Nominating and Corporate Governance Committee are to:

• seek, consider and recommend to the full Board qualified candidates for election as directors and then recommend nominees for election as directors at the annual meeting of stockholders;

• review periodically with the Board and Compensation Committee the succession plans relating to the Chief Executive Officer and the Company’s other executive officers;

• periodically prepare and submit to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for director nominees;

• review and make recommendations to our Board on matters involving the general operation of our Board and our corporate governance guidelines;

• annually recommend to our Board nominees for each of its committees;

• annually assess our stock ownership guidelines;

• annually facilitate the assessment of the performance of the individual committees and our Board as a whole and reporting thereon to our Board; and

• regularly oversee our environmental, social and governance criteria and policies, practices and initiatives regarding corporate sustainability.

Lisa M. Shalett, Chair James K. Hunt Jonathon S. Jacobson Joseph Mazzella
Meetings in 2023: 4
Our Board has determined that all of the directors serving on the Nominating and Corporate Governance Committee are independent under the applicable rules of the NYSE.

Related Party Matters Committee	Primary Responsibilities
Members:

The principal functions of the Related Party Matters Committee are to:

• establish policies and procedures related to the identification and management of certain transactions, and resolve other potential conflicts of interest, between our Company and any of our subsidiaries, on the one hand, and PennyMac Mortgage Investment Trust, or PMT, and its subsidiaries and any other non-wholly-owned entity that we manage or over which we have control (whether through ownership, voting power, contract or otherwise), on the other hand;

• establish policies and procedures related to the identification of any other transactions in which certain related parties, including our directors, executive officers and their family members, have a direct or indirect interest;

• oversee and administer all such policies; and

• review and, if necessary, approve and/or make recommendations to the Board regarding all such transactions, including, but not limited to, our management agreement, servicing agreement, mortgage banking services agreement, MSR recapture agreement, and mortgage loan purchase agreement with PMT, and any amendments of or extensions to such agreements.

Joseph Mazzella, Chair Patrick Kinsella Theodore W. Tozer
Meetings in 2023: 4
Our Board has determined that all of the directors serving on the Related Party Matters Committee are independent under the applicable rules of the NYSE.

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CORPORATE GOVERNANCE

Risk Committee	Primary Responsibilities
Members:

The principal function of the Risk Committee is to assist our Board in fulfilling its oversight responsibilities relating to: (i) our Company’s aggregate risk profile; (ii) specific risks expressly delegated to the Risk Committee, including credit risk, mortgage compliance risk, and operational risk; and (iii) management’s approach for assessing, monitoring and controlling such aggregate and specific risks. In carrying out its duties, the responsibilities of the Risk Committee include, but are not limited to, the following:

• reviewing, discussing and overseeing our management’s establishment and operation of our Company’s enterprise risk management (and any significant changes thereto);

• reviewing annually a schedule of all identified risks facing our Company and the alignment of such risks with our management committees and committees of our Board;

• reviewing annually our enterprise risk management policy;

• reviewing and overseeing credit risk, mortgage compliance risk, environmental and climate risk, and operational risk (including regular reviews of risks arising from cybersecurity and data privacy), as well as the establishment and operation of policies and procedures and remediation for any deficiencies with respect to such specific risks; and

• directing management to evaluate the effectiveness of our risk management.

Theodore W. Tozer, Chair Patrick Kinsella Anne D. McCallion Jeffrey A. Perlowitz
Meetings in 2023: 4
Our Board has determined that all of the directors serving on the Risk Committee are independent under the applicable rules of the NYSE.

Board of Directors and Committee Meetings

During Fiscal 2023, our full Board held eight meetings. All directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. Each of our incumbent directors attended at least 75% of the aggregate number of meetings held in Fiscal 2023 for the period during which such director served with respect to meetings of our Board and each committee on which such director served.

Executive Sessions of the Independent Directors

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year and that our independent directors meet in executive session without management on a regularly scheduled basis. These executive sessions, which are designed to promote unfettered discussions among our independent directors, are presided over by the independent lead director.

Board Member Attendance at the 2023 Annual Meeting of Stockholders

We expect each member of the Board to attend our annual meetings of stockholders except for absences due to causes beyond the reasonable control of the director. Each incumbent director serving during the 2023 annual meeting of stockholders attended the meeting.

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CORPORATE GOVERNANCE

Board Evaluations

The charters of each of the Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, Related Party Matters Committee and Risk Committee require an annual performance evaluation. The Nominating and Corporate Governance Committee oversees the annual board assessment process and the implementation of the annual committee assessments. The Nominating and Corporate Governance Committee typically engages an external evaluator to facilitate the board and committee assessment process. The key areas of focus for the evaluation are Board operations, Board accountability and committee performance. The results of the evaluation are reviewed with the Nominating and Corporate Governance Committee and the full Board. Below is an example of a typical external evaluator led board evaluation.

Commencement	Evaluation	Analysis	Findings	Follow-Up
The Nominating and Corporate Governance Committee Chair engages an outside law firm and they jointly develop a comprehensive questionnaire to serve as the basis for the interview with each director.

Questionnaires are distributed and the outside law firm interviews each director, soliciting feedback on the effectiveness of the Board and the directors individually including on board size, compositions, board and committee structure and overall performance.

The outside law firm synthesizes the interview discussions and prepares a summary of findings and themes for the Nominating and Corporate Governance Committee, working with the Chair.

The outside law firm and Chair present their findings and themes to the Nominating and Corporate Governance Committee, which discuss the findings. The Nominating and Corporate Governance Committee Chair then presents the findings to the Board.

Results requiring additional considerations are addressed at subsequent meetings and reported back to the Board, where appropriate.

Codes of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our officers, employees and directors.

In addition, we have adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which sets forth specific policies to guide these individuals in the performance of their duties. The Code of Business Conduct and Ethics and the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers are available on our website at pfsi.pennymac.com. Our directors, officers and employees are also encouraged to anonymously report suspected violations of the Code of Business Conduct and Ethics through various means, including a toll-free hotline available 24 hours a day, seven days a week.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, available on our website at pfsi.pennymac.com, which, in conjunction with the charters and key practices of the committees of our Board, provide the framework for the governance of our Company. Pursuant to the majority voting standard in our Amended and Restated Bylaws, our Corporate Governance Guidelines provide that if any incumbent nominee for director in an uncontested director election fails to receive a majority vote for election or re-election, if so required, the director will promptly tender to the Board for its consideration his or her offer to resign from the Board.

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CORPORATE SUSTAINABILITY

Corporate Sustainability Overview and Goals

Stakeholder Engagement

Our corporate sustainability approach starts with acknowledging that our stakeholders are the beneficiaries of our growth and success as an enterprise.

Our DNA

Our core values and DNA are centered around being the most trusted partner to our stakeholders.

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CORPORATE SUSTAINABILITY

Corporate Sustainability Priorities Aligned with our Strategic Objectives

With oversight from our Board and its various committees, we are committed to being responsive to our stakeholders as it relates to managing the impacts of our business activities and continuously improving our corporate sustainability and related disclosures. Our Board believes that it is important to establish a robust corporate sustainability program and framework that will support our corporate initiatives. This year, as part of our ongoing corporate sustainability program, we will publish another corporate sustainability report on our website with additional goals and industry-specific standards relevant to the mortgage finance industry. Our corporate sustainability report is prepared by our Senior Managing Director and Chief Human Resources Officer and our Managing Director, Corporate Sustainability. We maintain a corporate sustainability policy, which defines the framework requirements and governing platform for how we identify and manage corporate sustainability impacts of our operations in furtherance of our strategic plans.

Board and Management Oversight Policies and Procedures Monitoring and Evaluation Sustainability Reporting

We maintain a pay-for-performance culture but we also acknowledge that our core business centered on the essential public good of homeownership serves a broader purpose. Mortgage banking allows us to serve our customers throughout the country by facilitating home purchases, refinancings that make homes more affordable, and, when necessary, loss mitigation alternatives designed to avoid foreclosure and keep our customers and their families in their homes. We also encourage and support our corporate sustainability objectives through our Board governance, our employees and operations and through our community commitments. Corporate sustainability goals are included in our annual corporate strategic plan and are used to determine overall compensation, including variable pay, where applicable. Our corporate sustainability priorities promote our long-term growth that benefits all of our investors, employees, housing industry customers and other stakeholders. We hold ourselves accountable for managing the corporate sustainability impact of our business activities through a number of operational initiatives.

We seek to operate our facilities in an environmentally sustainable manner that manages our impact on the environment by investing in sustainable products and services, committing to increased waste recycling, focusing on energy efficiency and engaging in conservative water consumption practices. We are committed to environmental sustainability and energy conservation and recognize the importance of being a responsible steward of the environment.

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CORPORATE SUSTAINABILITY

Corporate Sustainability and Board Committee Oversight

Our Board has established a set of principles, guidelines and practices that support sustainable financial performance and long-term value creation for our stakeholders supported by Board committee oversight:

Nominating and Corporate Governance Committee	Review of our overall corporate sustainability policies, practices and initiatives, including human capital management, community involvement, corporate governance and stakeholder reports.

Audit Committee	Review of our financial and human capital disclosures in our SEC filings, and monitoring of regulatory developments pertaining to environmental and sustainability disclosures.

Compensation Committee	Review of our proxy statement compensation disclosures, our corporate sustainability and human capital performance in determining compensation and managing talent and our Say-On-Pay voting results.

Risk Committee

Review of the physical environmental risks as well as risks related to transitioning to a low carbon economy that may impact properties that we own or that collateralize loans we own or service, or locations where we conduct operations.

Board Diversity

Currently, three women serve on our Board representing 25% of our Board members. In addition, three directors self-identify as representing underrepresented communities, including one director of Indian/South Asian heritage, one director of Middle-Eastern/North African heritage and one director of gay, lesbian, bisexual or transgender orientation. Our Board believes that diversity factors are important in promoting our long-term sustainable growth. Our Board maintains a policy regarding the evaluation of director candidates which states that the Board in its selection of director candidates will consider the overall Board balance of diversity of viewpoints, backgrounds and experiences. Our Board has also established director selection criteria which provides that the Board in its selection of director candidates will consider factors that contribute to Board diversity in the broadest sense, including gender, race/ethnicity, geography, education, and personal and professional experiences.

Workforce Diversity

Our long-term growth and success is highly dependent upon our employees and our ability to maintain a diverse, equitable and inclusive workplace representing a broad spectrum of backgrounds, ideas and perspectives. As part of these efforts, we strive to offer competitive compensation and benefits, foster a community where everyone feels a sense of belonging and purpose, and provide employees with the opportunity to give back and make an impact in the communities where we live and serve.

We had approximately 3,900 domestic employees as of the end of Fiscal 2023. As of the end of Fiscal 2023, our workforce was 51.8% female and 48.2% male, and the ethnicity of our workforce was 44.3% White, 23.4% Hispanic or Latino, 14.2% Asian, 14.0% Black or African American and 4.1% other (which includes American Indian or Alaska Native, Native Hawaiian or Other Pacific Islander, and “Two or More Races” as defined in our EE0-1 Report filed with the Department Labor)

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CORPORATE SUSTAINABILITY

Our Workforce Diversity

Employee Retention and Development

We believe in attracting, developing and engaging the best talent, while providing a supportive work environment that prioritizes the health and safety of our employees. Talent development is a critical component of the employee experience and ensures that all employees have career growth opportunities, including establishing development networks and relationships and fostering continued growth and learning. Employees receive regular business and compliance training to help further enhance their career development objectives. We also actively manage enterprise-wide and divisional mentoring programs and have partnered with an external vendor to establish a comprehensive, fully integrated wellness program designed to enhance the productivity of our employees.

Compensation and Succession Planning

Our compensation programs are designed to motivate and reward employees who possess the necessary skills to support our business strategy and create long-term value for our stockholders and other stakeholders. Employee compensation may include base salary, annual cash incentives, and long-term equity incentives, as well as life insurance and 401(k) plan matching contributions. We also offer a comprehensive selection of health and welfare benefits to our employees including emotional well-being support and paid parental leave programs. Succession planning is also critical to our operations and we have established ongoing evaluations of our leadership depth and succession capabilities, including Board review.

Workforce Culture

We believe that building an equitable and inclusive, high-performing workforce where our employees bring varied diverse perspectives and experiences to work every day creates a positive influence in our workplace, community and business operations. Our Board and our Board committees provide regular oversight of our corporate sustainability program, including our diversity, equity and inclusion programs and initiatives.

We have also taken proactive measures to strategically and sustainably advance equity in the workplace through our Business Resource Groups or BRGs, diversity initiatives, mentorship programs, and external partnerships with organizations such as the Mortgage Bankers Association and the National Association of Minority Mortgage Bankers of America. We also established leadership goals and created customized initiatives that focus on our continued effort to increase the number of women and underrepresented communities in management positions throughout our company and its business divisions.

As it relates to our inclusive culture, we established the following BRGs to emphasize career growth, networking, and learning opportunities for employees and allies with shared backgrounds and experiences: the BOLD BRG (for our Black and African American employees and allies), the HOLA BRG (for our Hispanic, Latino and Latinx employees and allies), the InspirASIAN BRG (for our Asian American and Pacific Islander employees and allies), the Pennymac PRIDE BRG (for our LGBTQIA employees and allies), the SERVE BRG (for our veteran and military family employees and allies), and the wEMRG BRG (for our women employees and allies). We also foster a more inclusive culture through a variety of initiatives, including corporate training, special events, community outreach and corporate philanthropy.

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CORPORATE SUSTAINABILITY

Community Involvement

We have a corporate philanthropy program that is governed by a philosophy of giving that prioritizes the support of causes and issues that are important in our local communities, and drives a culture of employee engagement and collaboration throughout our organization. We are committed to empowering our employees to be a positive influence in the communities where we live and serve, and believe that this commitment supports our efforts to attract and engage employees and improve retention.

Our philanthropy program consists of three key components: an employee matching gift program, a charitable grants program and a corporate sponsorship program. Our five philanthropic focus areas are: community development and equitable housing, financial literacy and economic inclusion, human and social services, health and medical research, and environmental sustainability.

We have established a separate donor advised fund to facilitate donations to various local and national charitable organizations and have provided funding to several charitable organizations located near our office sites and national organizations that support missions such as sustainable homeownership, mortgage and rental assistance, food insecurity, disaster recovery, family and child advocacy, and community empowerment. We also manage our environmental impact by focusing on improving our waste reduction, energy efficiency and water conservation.

Communications with our Board of Directors

Our stockholders and other interested persons may send written communications to the Board, committees of the Board and individual directors (including our independent lead director or the independent/non-management directors as a group) by mailing those communications to:

[Specified Addressee]

c/o PennyMac Financial Services, Inc.

3043 Townsgate Road

Westlake Village, California 91361

Email: PFSI_IR@pennymac.com

Attention: Investor Relations

Generally, these communications are sent by us directly to the specified addressee. Any communication that is primarily commercial, offensive, illegal or otherwise inappropriate, or does not substantively relate to the duties and responsibilities of our Board may not be forwarded.

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PROPOSAL I – ELECTION OF DIRECTORS

PROPOSAL I – ELECTION OF DIRECTORS

We have twelve directors. The Board has nominated David A. Spector, James K. Hunt, Jonathon S. Jacobson, Doug Jones, Patrick Kinsella, Joseph Mazzella, Anne D. McCallion, Farhad Nanji, Jeffrey A. Perlowitz, Lisa M. Shalett, Theodore W. Tozer and Emily Youssouf for election as directors, and each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If our director nominees are elected at this year’s Annual Meeting, they will serve until our 2025 annual meeting of stockholders and until their successors have been duly elected and qualified.

Majority Voting Standard in an Uncontested Election of Directors

Because this is considered an uncontested election under our Amended and Restated Bylaws, a nominee for director is elected to the Board if he or she receives a majority of the votes cast for his or her election, meaning the number of shares voted “FOR” such nominee’s election exceeds the number of shares voted “AGAINST” such nominee’s election. Abstentions and broker non-votes will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent nominee for director receives a greater number of votes against his or her election than votes for such election, such director shall tender his or her resignation as provided in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee of the Board will then act on an expedited basis to determine whether to accept the director’s tendered resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee and the Board will consider any factors they deem relevant. After the Board’s determination, we will promptly publicly disclose in a document filed or furnished with the SEC the Board’s decision regarding the action to be taken with respect to such incumbent director’s resignation. If the Board’s decision is to not accept the resignation, such disclosure will include the reasons for not accepting the resignation. If the director’s resignation is accepted, then the Board may fill the resulting vacancy in accordance with our bylaws. For additional information on voting, see the section of this Proxy Statement titled “Information Concerning Voting and Solicitation” including the section therein titled “—What stockholder approvals are required to approve the proposals?”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR DAVID A. SPECTOR, JAMES K. HUNT, JONATHON S. JACOBSON, DOUG JONES, PATRICK KINSELLA, JOSEPH MAZZELLA, ANNE D. MCCALLION, FARHAD NANJI, JEFFREY A. PERLOWITZ, LISA M. SHALETT, THEODORE W. TOZER AND EMILY YOUSSOUF AS DIRECTORS TO SERVE UNTIL OUR 2025 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The following paragraphs provide the name and age of each director, as well as each director’s business experience over the last five years or more. Immediately following the description of each director’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Corporate Governance Committee’s determination that the director should serve on our Board.

Name	Age	Position

David A. Spector	61	Chairman

James K. Hunt	72	Director

Jonathon S. Jacobson	62	Director

Doug Jones	67	Director

Patrick Kinsella	70	Director

Joseph Mazzella	71	Director

Anne D. McCallion	69	Director

Farhad Nanji	45	Director

Jeffrey A. Perlowitz	67	Independent Lead Director

Lisa M. Shalett	57	Director

Theodore W. Tozer	67	Director

Emily Youssouf	72	Director

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PROPOSAL I – ELECTION OF DIRECTORS

Director Nominees

DAVID A. SPECTOR

Mr. Spector has been a member of our Board since December 2012 and has been our Chairman and Chief Executive Officer since February 2021 and, prior thereto, as our President and Chief Executive Officer since January 2017. He served as our executive managing director, president and chief operating officer from February 2016 through December 2016 and, prior thereto, as president and chief operating officer from February 2013 to February 2016. Mr. Spector has also served in a variety of similar executive positions at PNMAC since its founding in January 2008. In addition, Mr. Spector has been a member of the board of PMT since its formation in May 2009 and has served as its chairman since February 2021. Prior to joining PNMAC, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Before joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector holds a B.A. from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because of his experience as a member of our executive management team and as an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

Board Member Since: 2012 Age: 61

JAMES K. HUNT

Mr. Hunt has been a member of our Board since April 2013 and served as our independent lead director from April 2014 until February 2021. Mr. Hunt is currently retired. From November 2015 until his retirement in August 2016, Mr. Hunt served as the managing partner and Chief Executive Officer, middle market credit at Kayne Anderson Capital Advisors LLC, a leading alternative investment firm in the areas of energy, real estate, credit and specialty growth capital. From August 2014 to November 2015, Mr. Hunt served as non-executive chairman of the board of THL Credit, Inc., an externally-managed, non-diversified closed-end investment company. Mr. Hunt served as chief executive officer and chief investment officer of THL Credit, Inc. and of THL Credit Advisors, a registered investment advisor that provides administrative services to THL Credit, Inc., from April 2010 to July 2014 and, prior thereto, held similar executive positions with predecessor entities since May 2007. Previously, Mr. Hunt was chief executive officer and managing partner of Bison Capital Asset Management, LLC, a private equity firm, from 2001 to 2007. Prior to co-founding Bison Capital, Mr. Hunt was the president of SunAmerica Corporate Finance and executive vice president of SunAmerica Investments (subsequently, AIG SunAmerica). Mr. Hunt currently serves on the board of the Hunt Companies, Inc. as Non-Executive Chairman, on the board of Aspida Holdings/Aspida RE where he chairs its investment committee and on the board of Cartiga, LLC. Mr. Hunt formerly served on the boards of THL Credit, Inc., THL Credit Advisors, Primus Guaranty, Ltd., Fidelity National Information Services, Inc., Lender Processing Services, Inc. and Hunt Companies Acquisition Corp. I. Mr. Hunt received a B.B.A. from the University of Texas at El Paso and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe Mr. Hunt is qualified to serve on our Board because of his experience in capital markets and in managing financial services companies.

Board Member Since: 2013 Age: 72 Independent Director
Committees: • Compensation • Nominating and Corporate Governance

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PROPOSAL I – ELECTION OF DIRECTORS

JONATHON S. JACOBSON

Mr. Jacobson has been a member of our Board since February 2021. Mr. Jacobson is currently the Assistant Head Coach of and Senior Advisor to UNC Charlotte Football and the Founder and non-executive Chairman of HighSage Ventures, a private investment firm formed in 2019 to exclusively manage his family’s assets and those of the One8 Foundation. Mr. Jacobson was the Co-Founder, Chief Investment Officer and Chief Executive Officer of Highfields Capital Management from 1998 until 2021, when it returned all remaining capital to investors. Prior to founding Highfields, he was a senior portfolio manager at Harvard Management Company. Mr. Jacobson serves on the Lone Pine Capital Advisory Board and the Novo Capital Investors International Advisory Committee and is a co-trustee of the One8 Foundation. He is a Lifetime Trustee of the Gilman School in Baltimore, Maryland, where he serves on the Investment Committee. Mr. Jacobson is a former director of iHeartMedia and iHeartCommunications. He is a past Vice Chairman of the Board of Trustees of Brandeis University and formerly chaired the International Board of Trustees of Israel’s Institute for National Security Studies. He also formerly served on the Investment Committee of the Weizmann Global Endowment Management Trust and the Board of Dean’s Advisors at Harvard Business School. Mr. Jacobson received an M.B.A. from Harvard Business School and a B.S. in Economics from the University of Pennsylvania. We believe Mr. Jacobson is qualified to serve on our Board because of his expertise in investing and financial services businesses as well as his prior public company board experience.

Board Member Since: 2021 Age: 62 Independent Director
Committees: • Finance • Nominating and Corporate Governance

DOUG JONES

Mr. Jones has been a member of our Board since March 2023 and has been our President and Chief Mortgage Banking Officer since March 2021. Prior thereto, he served as the Company’s Senior Managing Director and Chief Mortgage Banking Officer as well as in a number of other key executive positions since 2011. Mr. Jones also serves as Trustee, President and Chief Mortgage Banking Officer of PMT. Mr. Jones is responsible for all business activities relating to mortgage banking operations. Prior to joining PFSI and its affiliates, Mr. Jones worked in several executive positions, including senior vice president, mortgage banking at Countrywide (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing mortgage banking and correspondent and warehouse lending operations among other roles. Mr. Jones earned a B.A. in economics from California State University, Sacramento. We believe Mr. Jones is qualified to serve on our Board because he is an experienced mortgage banking executive with significant experience in the correspondent production and warehouse lending businesses.

Board Member Since: 2023 Age: 67

PATRICK KINSELLA

Mr. Kinsella has been a member of our Board since July 2014. Prior to his retirement as a senior audit partner with KPMG LLP, or KPMG, in May 2013, Mr. Kinsella spent over 35 years at KPMG serving clients generally concentrated in the financial services sector, including banks, thrifts, mortgage companies, automotive finance companies, alternative investment companies and real estate companies. Mr. Kinsella served as an adjunct professor at the USC Marshall School of Business from August 2011 to May 2020, and previously Mr. Kinsella served on the board of directors of Wrap Technologies, Inc. Mr. Kinsella received a B.S. from California State University, Northridge and is a licensed certified public accountant in the State of California. We believe Mr. Kinsella is qualified to serve on our Board because of his extensive experience in providing professional accounting and auditing services to the financial services industry.

Board Member Since: 2014 Age: 70 Independent Director
Committees: • Audit (Chair) • Related Party Matters • Risk

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PROPOSAL I – ELECTION OF DIRECTORS

JOSEPH MAZZELLA

Mr. Mazzella has been a member of our Board since our formation in December 2012. Mr. Mazzella retired in March 2017 after serving as the managing director and the general counsel of Highfields, which he joined in 2002. Prior to joining Highfields, Mr. Mazzella was a partner at the law firm of Nutter, McClennen & Fish, L.L.P., in Boston, Massachusetts. Prior to private practice, he was an attorney at the Securities and Exchange Commission from 1978 to 1980, and previously served as a law clerk in the Superior Court of the District of Columbia. Mr. Mazzella has served on multiple public company boards of directors, including Alliant Techsystems, Inc. and Data Transmission Networks Corporation, and he served as chairman of the board of Insurance Auto Auctions, Inc. Mr. Mazzella received a B.A. from City College of New York and a J.D. from Rutgers University School of Law. We believe Mr. Mazzella is qualified to serve on our Board because of his broad experience and strong business and legal backgrounds in the financial services industry.

Board Member Since: 2012 Age: 71 Independent Director
Committees: • Nominating and Corporate Governance • Related Party Matters (Chair)

ANNE D. MCCALLION

Ms. McCallion has been a member of our Board since February 2018. Ms. McCallion served as our Senior Managing Director and Chief Enterprise Operations Officer from January 2017 until her retirement in June 2019. Prior thereto, she served as our senior managing director and chief financial officer from February 2016 through December 2016 and as our chief financial officer from January 2013 to February 2016. Ms. McCallion also served in a variety of similar executive positions at PNMAC from 2009 onward until her retirement. Ms. McCallion served as senior managing director and chief enterprise operations officer of PMT from January 2017 until her retirement in June 2019, and prior thereto, she served as its chief financial officer from its formation in 2009 through December 2016. Prior to joining PFSI and its affiliates, Ms. McCallion was employed in several executive positions, including senior managing director, finance, at Countrywide (and Bank of America Corporation, as its successor) from 1991 until 2008. She also was a member of the technical staff at the Financial Accounting Standards Board and served as a director at Pacific Mercantile Bancorp and Pacific Mercantile Bank. Ms. McCallion holds a B.S. degree from Gannon University and an M.B.A. degree from Ashland University. She is also a Certified Public Accountant (inactive). We believe Ms. McCallion is qualified to serve on our Board because of her prior experience as a seasoned executive with significant financial expertise and considerable knowledge in the financial and operational aspects of the mortgage banking business.

Board Member Since: 2018 Age: 69 Independent Director
Committees: • Finance (Chair) • Risk

FARHAD NANJI

Mr. Nanji has been a member of our Board since our formation in December 2012. In December 2016, Mr. Nanji co-founded MFN Partners Management, L.P., a value-oriented investment management firm based in Boston, Massachusetts. Prior thereto, until December 2015, Mr. Nanji served as a managing director of Highfields Capital. Mr. Nanji received an MBA from Harvard Business School and a B.Com. from McGill University. We believe Mr. Nanji is qualified to serve on our Board because of his expertise in the mortgage and financial services businesses.

Board Member Since: 2012 Age: 45 Independent Director
Committees: • Compensation (Chair)

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PROPOSAL I – ELECTION OF DIRECTORS

JEFFREY A. PERLOWITZ

Mr. Perlowitz has been a member of our Board since February 2019 and our independent lead director since February 2021. He is currently retired. From 1998 until his retirement in 2016, Mr. Perlowitz served as managing director and co-head of global securitized markets at Citigroup and predecessor entities, where he was responsible for sales and trading of residential mortgage loans, commercial mortgages and consumer products. Mr. Perlowitz also currently serves as a director at the CION Ares Diversified Credit Fund. Mr. Perlowitz holds a B.S. in economics and accounting from The State University of New York at Albany. We believe Mr. Perlowitz is qualified to serve on our Board because of his extensive mortgage finance background and expertise in the securitization of residential mortgage loans.

Board Member Since: 2019 Age: 67 Independent Lead Director
Committees: • Compensation • Finance • Risk

LISA M. SHALETT

Ms. Shalett has been a member of our Board since October 2020. Ms. Shalett is a former Goldman Sachs Partner and former Managing Partner at Brookfield Asset Management. Over her 20 years at Goldman Sachs, she held leadership roles in Equities, Global Compliance, Legal and Internal Audit, and Brand Marketing and Digital Strategy. At Brookfield, she was the firm’s first Head of Strategic Innovation. Currently, Ms. Shalett advises growth companies, serves on the boards of MPower Partners and FTAC Emerald Acquisition Corp., and is the cofounder of Extraordinary Women on Boards, a community of women board directors focused on board excellence. Ms. Shalett served on the boards of Brookfield Property Partners from 2015 to 2018, Bully Pulpit Interactive from 2017 to 2022 and AccuWeather from 2019 to 2023. She holds a Masters of Business Administration from Harvard Business School and a B.A., summa cum laude, in East Asian Studies from Harvard University. We believe Ms. Shalett is qualified to serve on our Board because of her broad experience in finance, compliance, marketing and strategy in the financial services industry.

Board Member Since: 2020 Age: 57 Independent Director
Committees: • Audit • Nominating and Corporate Governance (Chair)

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PROPOSAL I – ELECTION OF DIRECTORS

THEODORE W. TOZER

Mr. Tozer has been a member of our Board since August 2017. Mr. Tozer currently serves as a non-resident fellow at the Urban Institute where he works on housing issues. Prior thereto, Mr. Tozer served as the president of the Government National Mortgage Association, or Ginnie Mae, from February 2010 to January 2017 as well as a senior fellow at the Milken Institute’s Center for Financial Markets from June 2017 until January 2022. Before joining Ginnie Mae, Mr. Tozer served as senior vice president of capital markets at National City Mortgage Company. He also has served as a charter member of the National Lender Advisory Boards of both Fannie Mae and Freddie Mac, chairman of the Capital Markets Committee of the Mortgage Bankers Association of America (MBA), and as a member of the Residential Board of Governors of the MBA. Mr. Tozer received a B.S. degree in Accounting and Finance from Indiana University in 1979, and is a Certified Public Accountant (inactive) and a Certified Management Accountant. We believe Mr. Tozer is qualified to serve on our Board because of his numerous years of experience in the mortgage and financial services businesses and his deep understanding of mortgage banking and agency relations.

Board Member Since: 2017 Age: 67 Independent Director
Committees: • Audit • Related Party Matters • Risk (Chair)

EMILY YOUSSOUF

Ms. Youssouf has been a member of our Board since November 2013. Ms. Youssouf has served as a clinical professor at the NYU Schack Institute of Real Estate since 2009. Ms. Youssouf served as vice chair of the New York City Housing Development Corporation from 2011 to 2013 and as a member of its board from 2013 to 2014. Previously, she served as an independent consultant from 2008 to 2011, during which time her clients included Rockefeller Foundation, Washington Square Partners and various real estate investors. Prior thereto, she was a managing director with JPMorgan Securities, Inc., a broker-dealer, from 2007 to 2008, and the president of the NYC Housing Development Corporation from 2003 to 2007. Ms. Youssouf has also held various senior positions at Natlis Settlements, LLC, Credit Suisse First Boston, Daiwa Securities America, Prudential Securities, Merrill Lynch and Standard & Poor’s. Ms. Youssouf currently serves as a board member of numerous organizations, including the Unified JP Morgan Funds where she is a board member of the ETF and the Fixed Income Committees and the NYS Job Development Authority. Ms. Youssouf is a graduate of Wagner College and holds an M.A. in Urban Affairs and Policy Analysis from The New School for Social Research. We believe Ms. Youssouf is qualified to serve on our Board because of her numerous years of experience in the investment banking, finance and real estate industries and deep understanding of the housing market.

Board Member Since: 2013 Age: 72 Independent Director
Committees: • Audit • Finance

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PROPOSAL I – ELECTION OF DIRECTORS

Non-Management Director Compensation

The compensation program for our non-management directors is intended to be competitive and fair so that we can attract the best talent to our Board, and recognize the time and effort required of a director given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have stock ownership guidelines to align our directors’ interests with our stockholders’ interests and to motivate our directors to focus on our long-term growth and success. Mr. Spector, our Chairman and Chief Executive Officer, and Mr. Jones, our President and Chief Mortgage Banking Officer, are not paid any fees for serving on our Board or for attending Board meetings.

The Compensation Committee reviews and recommends to our Board the form and level of director compensation and seeks outside advice from our independent compensation consultant, Pearl Meyer, on market practices when changes are contemplated. Director compensation was reviewed in Fiscal 2023 by our independent compensation consultant relative to peer companies and selected companies within the S&P 500 and Russell 3000 indexes and, in connection with such review, our independent compensation consultant recommended that an increase in compensation was warranted based on market studies. Accordingly, and in order to continue to recruit qualified director candidates, the Compensation Committee determined to increase the base annual retainer by $12,500 and the equity retainer component by $12,500 as of September 8, 2023.

The following table summarizes the annual cash retainer fees of our non-management directors as of the end of Fiscal 2023:

Base Annual Retainer, all non-management directors	$92,500

Additional Base Annual Retainer, independent lead director	$30,000

Base Annual Retainer, all non-management committee members:

Audit Committee	$10,000

Compensation Committee	$7,750

Finance Committee	$7,750

Nominating and Corporate Governance Committee	$7,750

Related Party Matters Committee	$7,750

Risk Committee	$10,000

Additional Annual Retainer, all committee chairs:

Audit Committee	$12,000

Compensation Committee	$10,750

Finance Committee	$10,750

Nominating and Corporate Governance Committee	$10,750

Related Party Matters Committee	$10,750

Risk Committee	$12,000

Our non-management directors are also eligible to receive certain types of equity-based awards under our Equity Plans that vest on the first anniversary of the grant date. The non-management director annual RSU grant in Fiscal 2023 was $145,000. Grants to newly elected or appointed non-management directors are prorated for the remaining portion of the annual equity award cycle. During Fiscal 2023, each of Messrs. Hunt, Jacobson, Kinsella, Mazzella, Nanji, Perlowitz, and Tozer and Mmes. McCallion, Shalett and Youssouf received a grant of 2,387 time-based restricted stock units, or RSUs, for their annual grant, in each case with a grant date fair value of $145,000. The non-management director annual RSU grant for Fiscal 2024 will be $157,500. All members of our Board will also be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions.

Policy Regarding Receipt of Shares in Lieu of Cash Director Fees. During 2014, the Board adopted a policy whereby non-management director fees may be paid in cash or fully vested shares of common stock at the election of each non-management director. The number of shares of common stock delivered in lieu of any cash payment of director fees shall be equivalent in value to the amount of forgone director fees divided by the market value (as defined in our Equity Plans) of the common stock on the last market trading day preceding the day on which the director fees otherwise would have been paid in cash to the non-management director, rounded down to the nearest whole share.

Change of Control. Upon a change of control (as defined in our Equity Plans), all outstanding equity awards granted to non-management directors will be assumed, or substantially equivalent rights will be substituted, or the awards otherwise will be continued in a manner satisfactory to the Compensation Committee, by the acquiring or succeeding entity or its affiliate.

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PROPOSAL I – ELECTION OF DIRECTORS

2023 Director Compensation Table

The table below summarizes the compensation earned by each non-management director who served on our Board for Fiscal 2023.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(2)(3)	Total ($)

James K. Hunt	104,220	145,000	249,220

Jonathon S. Jacobson	99,406	145,000	244,406

Patrick Kinsella	123,656	145,000	268,656

Joseph Mazzella	110,156	145,000	255,156

Anne D. McCallion	107,592	145,000	252,592

Farhad Nanji	102,406	145,000	247,406

Jeffrey A. Perlowitz	139,406	145,000	284,406

Lisa M. Shalett	107,592	145,000	252,592

Theodore W. Tozer	123,656	145,000	268,656

Emily Youssouf	106,470	145,000	251,470

(1)

Mr. Spector, our Chairman and Chief Executive Officer, and Mr. Jones, our President and Chief Mortgage Banking Officer, are not included in this table as they are executive officers of our Company and do not receive any additional compensation for their board services. The compensation that was paid to, or earned by, Messrs. Spector and Jones in Fiscal 2023 is discussed below under “Compensation Discussion and Analysis” and “2023 Summary Compensation Table.”

(2)

Reflects fees earned by the director in Fiscal 2023, whether or not paid in such year. During all or part of Fiscal 2023, each of Messrs. Mazzella and Nanji elected to receive their respective director fees, in the amount of $110,156 and $102,406 in fully vested shares of common stock in lieu of cash.

(3)

Reflects the grant date fair value, as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, of RSUs granted to Messrs. Hunt, Jacobson, Kinsella, Mazzella, Nanji, Perlowitz, Tozer and Mmes. McCallion, Shalett and Youssouf on February 24, 2023. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For more information on the assumptions used in our estimates of value, please refer to Note 20—Stockholders’ Equity in our Annual Report on Form 10-K filed on February 21, 2024. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the directors upon vesting and/or settlement of the RSUs. As of December 31, 2023, each of our non-management directors held an aggregate number of RSUs in the following amounts: Messrs. Hunt, Jacobson, Kinsella, Mazzella, Nanji, Perlowitz, Tozer and Mmes. McCallion, Shalett and Youssouf – 2,387.

Non-Management Director Stock Ownership Guidelines

Non-management directors are subject to robust stock ownership guidelines whereby each such director is expected to hold common stock and unvested RSUs with an aggregate market value equal to at least five times the base annual retainer. Non-management directors are expected to meet the ownership guidelines within five years from the date of appointment or election to the Board. Each non-management director who has been a member of our Board for five years or more is in compliance with our stock ownership guidelines. The Nominating and Corporate Governance Committee will annually review each director’s progress toward meeting the stock ownership guidelines based on share ownership calculated as of the average closing share price over the prior year.

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AUDIT MATTERS

Audit Matters

Report of the Audit Committee

The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of The New York Stock Exchange, or the NYSE, and that Mr. Kinsella is an “audit committee financial expert” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.

The Audit Committee met twelve times in 2023. The Audit Committee’s agenda is established by the Chair of the Audit Committee. The Audit Committee engaged Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm and reviewed with the Company’s Chief Financial Officer and Deloitte the overall audit scope and plans, the results of the external audit examination, evaluations by the independent registered public accounting firm of the Company’s internal controls and the quality of its financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Deloitte other matters required to be discussed by a registered public accounting firm with the Audit Committee under applicable standards of the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee received and discussed with Deloitte its annual written report on its independence from the Company’s and its management, which is made pursuant to applicable requirements of the PCAOB and considered with Deloitte whether the provision of non-audit services is compatible with its independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and, necessarily in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Deloitte, which in its reports expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles and on the effectiveness of its internal control over financial reporting as of year-end.

In reliance on these reviews and discussions, and the reports of Deloitte, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024.

The foregoing report has been furnished by the current members of the Audit Committee:

Patrick Kinsella, Chair

Lisa M. Shalett

Theodore W. Tozer

Emily Youssouf

28	| 2024 Proxy Statement

AUDIT MATTERS

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements in Fiscal 2023 and Fiscal 2022, Deloitte provided other audit-related and non-audit-related services for us during these years.

Fees to Registered Public Accounting Firm for 2023 and 2022

The following table shows the fees billed by Deloitte for the audit and other services it provided to us in respect of Fiscal 2023 and Fiscal 2022.

	2023	2022

Audit Fees(1)	$2,472,218	$2,345,241

Audit-Related Fees(2)	796,774	666,526

Tax Fees(3)	—	—

All Other Fees(4)	250,000	180,000

Total	$3,518,992	$3,191,767

(1)

Audit Fees consist of fees for professional services rendered for the annual audit and reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q and the audit of the annual financial statements of certain of our subsidiaries.

(2)

Audit-Related Fees consist of fees for professional services provided in connection with the issuance of comfort letters and consents in connection with SEC filings and other compliance related testing.

(3)	Tax Fees consist of fees for professional services rendered for tax advisory services.
(4)	All Other Fees consist of certain agreed upon procedures related to certain of our financing transactions.

Pre-Approval Policies and Procedures

The Audit Committee approved all services performed by Deloitte during Fiscal 2023 in accordance with applicable SEC requirements. The Audit Committee has also pre-approved the use of Deloitte for certain audit-related and non-audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. In addition, the Audit Committee has delegated to the chair of the Audit Committee the authority to approve both audit-related and non-audit-related services provided by Deloitte, provided that the chair will present any decision to the full Audit Committee for ratification at its next scheduled meeting.

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PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL II – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence, and takes into account the insight provided to the Audit Committee and the quality of information provided on accounting issues, auditing issues and regulatory developments. The Audit Committee also considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm, taking into consideration the advisability and potential costs and impact of selecting a different firm.

The Audit Committee appointed Deloitte to serve as our independent registered public accounting firm for the 2024 fiscal year. Deloitte has served as our independent registered public accounting firm since 2008.

The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner.

The Audit Committee evaluated Deloitte’s institutional knowledge and experience, quality of service, sufficiency of resources and quality of the team’s communications and interactions as well as the team’s objectivity and professionalism. As a result, the Audit Committee believes that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Accordingly, we are asking stockholders to ratify the appointment of Deloitte.

The Board is submitting the appointment of Deloitte to our stockholders for ratification because we value our stockholders’ views on this appointment and as a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Ratification of the appointment of Deloitte as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes, if any, will not affect the approval of this proposal. For additional information on voting, see the section of this Proxy Statement titled “Information Concerning Voting and Solicitation” including the section therein titled “—What stockholder approvals are required to approve the proposals?”

OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

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SECURITY OWNERSHIP INFORMATION

Security Ownership Information

Security Ownership of Executive Officers and Directors

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by (1) each of our named executive officers, (2) each of our current directors and director nominees, and (3) all of our current directors and executive officers as a group as of March 31, 2024. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

	Common Stock Beneficially Owned(1)

	Number	Percentage

Executive Officers and Directors

David A. Spector(2)	1,519,362	3.0%

Doug Jones(3)	825,345	1.6%

William Chang(4)	70,991	*

James Follette(5)	56,473	*

Daniel S. Perotti(6)	451,446	*

James K. Hunt(7)	66,789	*

Jonathon S. Jacobson(8)	226,829	*

Patrick Kinsella	26,596	*

Joseph Mazzella(9)	295,851	*

Anne D. McCallion(10)	244,412	*

Farhad Nanji(11)	4,711,781	9.3%

Jeffrey A. Perlowitz	14,606	*

Lisa M. Shalett	7,741	*

Theodore W. Tozer	21,634	*

Emily Youssouf	33,253	*

Current Executive Officers and Directors as a group (18 persons)	8,696,935	16.6%

*	Represents less than 1.0%.
(1)

Based on 50,907,865 shares of common stock outstanding as of March 31, 2024. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. None of the shares have been pledged as security.

(2)	Includes 260,604 shares of common stock owned by ST Family Investment Company LLC and 658,728 shares underlying stock options that are exercisable on or before May 30, 2024.
(3)

Includes 510,000 shares of common stock held by GR Family Investments, 16,337 shares held by the Jones Family Trust and 299,008 shares underlying stock options that are exercisable on or before May 30, 2024.

(4)	Includes 42,106 shares underlying stock options that are exercisable on or before May 30, 2024.
(5)	Includes 55,481 shares underlying stock options that are exercisable on or before May 30, 2024.
(6)	Includes 257,897 shares of common stock held by the Perotti Family Trust and 168,597 shares underlying stock options that are exercisable on or before May 30, 2024.
(7)	Includes 36,821 shares of common stock held by the Hunt Living Trust 1994.
(8)	Includes 219,760 shares of common stock owned by Highline Investments LLC.
(9)

Includes 165,031 shares of common stock owned by the Mazzella Family Irrevocable Trust. Mr. Mazzella is not a trustee of that entity, however, and disclaims beneficial ownership of the common stock held by that entity.

(10)	Includes 150,715 shares of common stock held by the McCallion Family Trust and 91,310 shares underlying stock options that are exercisable on or before May 30, 2024.
(11)

Includes 4,531,792 shares of common stock held by MFN Partners, LP, or MFN Partners. MFN Partners GP, LLC, or MFN GP, is the general partner of MFN Partners. MFN Partners Management, LP, or MFN Management, is the investment adviser to MFN Partners. MFN Partners Management, LLC, or MFN LLC, is the general partner of MFN Management. Mr. Nanji is a managing member of MFN GP and MFN LLC but disclaims beneficial ownership of the securities held by MFN Partners, except to the extent of his pecuniary interest, if any, therein.

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SECURITY OWNERSHIP INFORMATION

Security Ownership of Other Beneficial Owners

The following table sets forth certain information relating to the beneficial ownership of shares of our common stock by each person or entity known to our Company to be the beneficial owner of more than five percent of our shares of our common stock, based on our review of publicly available statements of beneficial ownership filed with the SEC. Beneficial ownership reflected in the table below is based on 50,907,865 shares of common stock outstanding as of March 31, 2024 and review of publicly available statements of beneficial ownership filed with the SEC.

	Common Stock Beneficially Owned

	Number	Percentage

5% Stockholders

HC Partners LLC(1) 200 Clarendon Street, 59th Floor Boston, Massachusetts 02116	15,741,237	30.9%

T. Rowe Price Investment Management, Inc.(2) 101 E. Pratt Street Baltimore, Maryland 21201	4,912,601	9.7%

MFN Partners, LP(3) 222 Berkeley Street, 13th Floor Boston, Massachusetts 02116	4,531,792	8.9%

Dimensional Fund Advisors LP(4) 6300 Bee Cave Road, Building One Austin Texas 78746	2,691,513	5.3%

The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	2,610,041	5.1%

(1)

As reported in Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2020, HC Partners LLC disclosed that it has the sole voting power and sole dispositive power over 15,741,237 shares of common stock as of December 31, 2019.

(2)

As reported in Schedule 13G filed with the SEC on February 14, 2024, T. Rowe Price Investment Management, Inc. disclosed that it has sole voting power over 1,671,164 shares of common stock and sole dispositive power over 4,912,601 shares of common stock as of December 31, 2023.

(3)

As reported in Amendment No. 3 to Schedule 13D filed with the SEC on August 8, 2023, MFN Partners, LP disclosed that it had shared voting power and shared dispositive power over 4,531,791 shares of common stock. MFN Partners GP, LLC, or MFN GP, is the general partner of MFN Partners. MFN Partners Management, LP, or MFN Management, is the investment adviser to MFN Partners. MFN Partners Management, LLC, or MFN LLC, is the general partner of MFN Management. Mr. Nanji is a managing member of MFN GP and MFN LLC but disclaims beneficial ownership of the securities held by MFN Partners, except to the extent of his pecuniary interest, if any, therein.

(4)

As reported in Schedule 13G filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP disclosed that it has sole voting power over 2,649,244 shares of common stock and sole dispositive power over 2,691,513 shares of common stock as of December 31, 2023.

(5)

As reported in Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group disclosed that it has shared voting power over 32,711 shares of common stock, sole dispositive power over 2,540,435 shares of common stock and shared dispositive power over 69,606 shares of common stock as of December 31, 2023.

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OUR EXECUTIVE OFFICERS

Our Executive Officers

The following sets forth certain information with respect to our current executive officers:

Name	Age	Position Held with the Company

David A. Spector	61	Chairman and Chief Executive Officer

Steven R. Bailey	63	Senior Managing Director and Chief Servicing Officer

William Chang	46	Senior Managing Director and Chief Capital Markets Officer

James Follette	52	Senior Managing Director and Chief Digital Officer

Doug Jones	67	Director, President and Chief Mortgage Banking Officer

Daniel S. Perotti	43	Senior Managing Director and Chief Financial Officer

Derek W. Stark	56	Senior Managing Director, Chief Legal Officer and Secretary

Don White	54	Senior Managing Director and Chief Risk Officer

Biographical information for Mr. Spector and Mr. Jones is provided above under the caption “Proposal I - Election of Directors.” Certain biographical information for or other executive officers is set forth below.

Steven R. Bailey. Mr. Bailey has been Senior Managing Director and Chief Servicing Officer since March 2022. Mr. Bailey previously served as our Chief Mortgage Operations Officer from February 2016 to March 2022 among other executive positions since 2010. Mr. Bailey is responsible for directing loan servicing operations, setting and managing performance goals for all aspects of the servicing and loan administration functions and oversight of our portfolio strategy groups. Prior to joining PNMAC, Mr. Bailey served in a variety of executive and leadership positions within Countrywide Financial Corporation (and Bank of America Corporation, as its successor) from 1985 until 2010. Mr. Bailey earned a bachelor’s degree in Music from the University of Southern California. Mr. Bailey is an experienced mortgage banking executive with significant experience in loan servicing and mortgage administration.

William Chang. Mr. Chang has been our Senior Managing Director and Chief Capital Markets Officer since March 2023. Prior thereto, he served as our Senior Managing Director and Deputy Chief Investment Officer from January 2021 to March 2023 and as Managing Director, Capital Markets from June 2018 to January 2021 among other executive positions since September 2012. Mr. Chang is responsible for all capital markets and investment-related activities, including the development and execution of investment strategies, secondary marketing, hedging activities and capital markets strategies with government-sponsored enterprises. In addition, Mr. Chang is responsible for developing and managing relationships with Wall Street broker-dealers and fixed income investors. Prior to joining PNMAC, Mr. Chang served in the Mergers & Acquisitions Group at Credit Suisse. Mr. Chang earned a B.A. in Political Economy from Williams College. Mr. Chang is an experienced mortgage banking executive with substantial experience in capital markets, mortgage-related investments and risk management.

James Follette. Mr. Follette has been Senior Managing Director and Chief Digital Officer since November 2023. Mr. Follette previously served as Senior Managing Director and Chief Mortgage Operations Officer from October 2022 to November 2023, Senior Managing Director and Chief Mortgage Fulfillment Officer from February 2018 to October 2022 and Managing Director, Mortgage Fulfillment from February 2016 to February 2018, among other executive positions since 2011. Mr. Follette is responsible for the Company’s technology and servicing operations. Prior to joining PFSI and its affiliates, Mr. Follette worked in several executive positions, including managing director, risk management, at Countrywide Financial Corporation (and Bank of America Corporation, as its successor) from 2003 until 2011, where he led operations and risk management and was responsible for all aspects of operational management, transactional risk management and business development. Mr. Follette earned a B.B.A. in Accounting from the University of Notre Dame and an M.B.A. in Finance from the University of Chicago. Mr. Follette is an experienced mortgage banking executive with significant experience in risk mitigation and technology strategies across various mortgage lending channels.

Daniel S. Perotti. Mr. Perotti has been our Senior Managing Director and Chief Financial Officer since January 1, 2021. Prior thereto, he served as the Company’s Deputy Chief Financial Officer from January 2017 to December 2020, and served as the Company’s Chief Asset and Liability Management Officer among other executive positions since 2008. Mr. Perotti is responsible for overseeing the Company’s accounting and financial reporting, treasury operations, investor relations, financial planning and analysis, tax analysis, and Sarbanes-Oxley program. Prior to joining PNMAC, Mr. Perotti was employed at BlackRock, Inc. and served as the head of the quantitative research team within its BlackRock Solutions business as well as in various other roles at BlackRock, Inc. from 2002 to 2008. Mr. Perotti earned a B.A. in economics and computer science from Columbia University. Mr. Perotti is an experienced financial services executive with substantial experience in corporate finance and mortgage banking.

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OUR EXECUTIVE OFFICERS

Derek W. Stark. Mr. Stark has been our Senior Managing Director, Chief Legal Officer and Secretary since February 2018. Mr. Stark previously served as our Managing Director, General Counsel and Secretary among other executive positions since September 2009. Mr. Stark is responsible for overseeing all of the company’s legal management, including securities, corporate governance, corporate transactions, litigation and regulatory compliance, and he serves as the primary legal contact for the Company’s Board. Prior to joining PNMAC, and after leaving private practice, Mr. Stark served in a variety of executive positions, including Executive Vice President and Deputy General Counsel, from 1999 to 2008, at Countrywide Financial Corporation. Mr. Stark earned a B.A. in Political Science from the University of California, Berkeley, and a J.D. from Loyola Law School, Los Angeles. Mr. Stark is an experienced legal executive with significant experience in corporate and securities law, litigation and mortgage banking.

Don White. Mr. White has been our Senior Managing Director and Chief Risk Officer since January 2022. Mr. White previously served as our Senior Managing Director and Chief Credit Officer among other executive positions since 2013. Mr. White is responsible for enterprise risk management, credit risk management, and mortgage compliance and administratively responsible for internal audit. Prior to joining PNMAC, Mr. White served as SVP of Mortgage Risk Management at JP Morgan Chase from 2008 to 2013 and Executive Vice President of Portfolio Credit Risk Management at Countrywide Financial Corporation from 2004 to 2008. Mr. White earned a B.A. in Mathematics from the University of Virginia, and an M.B.A. from the University of Maryland, Smith School of Business. Mr. White is an experienced mortgage banking executive with significant experience in risk and credit management and compliance.

34	| 2024 Proxy Statement

COMPENSATION COMMITTEE REPORT

Compensation Committee Report

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended that our Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement and our 2023 Annual Report on Form 10-K.

The Compensation Committee

Farhad Nanji, Chair

James K. Hunt

Jeffrey A. Perlowitz

| 2024 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis provides a detailed description of our executive compensation programs and policies, the material compensation decisions made under such programs and policies with respect to our named executive officers, and the material factors that were considered in making those decisions. This narrative discussion should be read together with the compensation tables and related disclosures set forth below.

2023 Named Executive Officers

Our “named executive officers” consisting of our Chief Executive Officer, our Chief Financial Officer and our next three most highly compensated executive officers during Fiscal 2023, were:

•	David A. Spector, Chairman and Chief Executive Officer;

•	Doug Jones, Director, President and Chief Mortgage Banking Officer;

•	Daniel S. Perotti, Senior Managing Director and Chief Financial Officer;

•	William Chang, Senior Managing Director and Chief Capital Markets Officer; and

•	James Follette, Senior Managing Director and Chief Digital Officer.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary of 2023 Compensation

Our Executive Compensation Goals

•   Pay For Performance - Maintain a pay-for-performance culture where total compensation for our executives is performance based

•   Stockholder Alignment - Align the interests of our executives with those of our stockholders with a significant emphasis on equity incentives and performance based compensation

•   Market Competitive - Assess executive compensation against market compensation benchmarks prepared by our independent board consultant

•   Employee Retention - Facilitate the attraction, motivation and retention of highly talented executives who will be crucial to our long-term success and sustainability

•   Support Strategy - Encourage executives to focus on achieving our annual and long-term business goals

Fiscal 2023 Financial Highlights

•   Net income of $144.7 million, return on equity or ROE of 4%, on net revenues of $1.4 billion, down from Fiscal 2022, primarily impacted by a smaller origination market resulting from higher interest rates and a nonrecurring pretax legal accrual of $158.4 million.

•   Total loan production volume of $99.4 billion in unpaid principal balance (UPB) and total servicing portfolio UPB of $607.2 billion at year end, including loans fulfilled or subserviced for PMT.

•   Repurchased approximately 1.2 million shares of PFSI’s common stock at an approximate cost of $71 million and paid cash dividends of $41 million.

Fiscal 2023 Executive Compensation Highlights

•   Our annual performance-based incentives objectively link potential payouts with pre-established return on equity goals (70% of target incentive) with the remaining opportunity tied to strategic goals and objectives (30% of target incentive) without any non-GAAP adjustments.

•   Fiscal 2023 compensation for our CEO and other named executive officers continuing from last year was down 25% and 22%, respectively, compared to Fiscal 2022 compensation primarily due to our annual performance-based incentives not achieving GAAP ROE targets as a result of a smaller mortgage loan origination market due to higher interest rates and a nonrecurring pretax legal accrual of $158.4 million, without any non-GAAP adjustments.

•   We enhanced the strategic component disclosure of our annual performance-based incentive.

•   The Compensation Committee conducted a comprehensive review of its usage of ROE in its annual performance-based incentives and the performance-based RSUs and determined that it was in the long-term interest of its stockholders to continue using ROE in both its short-term and long-term awards.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based Compensation and Incentives

We have three primary elements of total compensation: base salary, annual performance-based incentives and long-term equity awards. Total target compensation for our CEO and our other named executive officers in Fiscal 2023 was as follows:

In addition, at risk compensation earned as a percentage of total compensation in Fiscal 2023 by our CEO and our other named executive officers was 85% and 82%, respectively, and equity incentive earned as a percentage of total compensation for the CEO and our other named executive officers was 63% and 57%, respectively. The Compensation Committee’s long-term goal has been to increase equity as a greater percentage of each named executive officer’s total compensation to align pay with performance. For example, over the last five years the actual equity compensation for our CEO, as a percentage of total compensation. has been increasing:

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Best Practices

Our compensation governance best practices are summarized as follows:

What We Do		What We Don’t Do
✔	Heavy bias toward performance-based equity: Our Board seeks to ensure that our long-term equity incentive awards are significantly weighted toward performance-based equity awards.	✗	No minimum level of total compensation: We do not provide for guaranteed minimum levels of annual performance-based incentives or long-term equity awards in our employment agreements.
✔	Multiple financial performance metrics: Our annual performance-based incentive and long-term equity incentive plans include investor-supported financial performance metrics such as return on equity and leverage ratio based on total recourse debt.	✗	No automatic salary increases: Our named executive officers are not entitled to automatic base salary increases and none of the employment agreements with our named executive officers contain such provisions.
✔

Clawback policy: Our Board maintains clawback policies regarding the recoupment of incentive compensation that apply to all of our Section 16 officers and any other officer whose title is Senior Managing Director.

		✗	No “single trigger” payments: We do not provide for single trigger equity vesting upon a Change in Control, if assumed. We also do not provide for excise tax gross-ups upon a Change in Control.
✔	Balanced risk-taking approach to our compensation program: Our compensation program is designed to discourage excessive risk taking and encourage long-term decision making in alignment with the interests of our stockholders. We consult with our independent compensation consultant in this regard.	✗

No hedging, pledging, short sales, or margin trading: We restrict our officers, employees and directors from engaging in hedging, pledging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.

✔	Robust stock ownership guidelines: We impose robust stock ownership guidelines on our directors and executive officers to ensure that their interests are aligned with those of our stockholders.	✗	No gross-ups for perks: We do not provide excise tax gross-ups of perquisites for our executive officers.
✔	Stockholder engagement: We value the perspectives of our stockholders and interact with stockholders through a variety of engagement activities.	✗	No re-pricing: Our equity incentive plan prohibits the re-pricing of stock options and stock appreciation rights without stockholder approval.
✔	Consideration of stockholder feedback: We engage in careful consideration of stockholder feedback regarding compensation.	✗	No speculative or short-term trading: We prohibit our officers, employees and directors from engaging in speculative and short-term trading of our securities.
✔	Comprehensive review of peer group: On an annual basis, we engage in a comprehensive review to assess and identify a relevant peer group of companies in our or a related industry.	✗	No supplemental executive retirement plans: We do not maintain any supplemental executive retirement plans for named executive officers.
✔	Independent compensation consultant: We utilize the services of Pearl Meyer, which is engaged directly by the Compensation Committee as an outside independent compensation consultant to advise on executive compensation matters.	✗	No excessive perks: Our perquisites are limited to those with a clear business-related rationale.

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Pay Elements

Our executive compensation program consists of three primary pay elements: annual base salary, annual performance-based incentives and long-term equity awards. The following table provides a snapshot of those primary pay elements and describes why each element is provided.

Pay Elements	Type	Performance Measures	Objective

Base Salary	Cash	N/A	Attract and retain talented executives by offering market competitive salaries based on individual performance, level of responsibility, experience, internal equity and reasonable pay levels

Annual Performance-Based Incentives	100% At-risk Cash	70% Financial Measure: ROE 30% Strategic Objectives*	Aligns compensation with annual performance Short-term incentives for achieving financial and strategic objectives

Long-Term Incentives	50% Performance-Based Restricted Stock Units 3-year cliff vest	100% Financial Measure: ROE +Leverage Ratio Modifier +Individual Effectiveness Modifier	Creates incentives for long-term performance for delivering growth and creating stockholder value Aligns our executives’ long-term interest with those of our stockholders

	25% Time-Based Restricted Stock Units 3-year ratable vest annually	Stock Price
	25% Stock Options 3-year ratable vest annually	Stock Price

*	See the tables under the caption “Fiscal 2023 Performance-Based Actual Results” for a further discussion of our 2023 strategic performance objectives.

Our named executive officers also receive other benefits, which may include health, dental and vision insurance; vacation, holidays and sick days; life, accidental death and dismemberment and long-term disability insurance; and 401(k) plan matching. In addition, certain of our named executive officers receive minimal perquisites including payment for tax advice and financial counseling.

We tailor our executive compensation program each year to provide what we consider to be a proper balance of these basic elements. The executive compensation program is weighted towards annual performance-based incentives and long-term equity awards, rather than toward annual base salaries, in order to ensure that a significant portion of compensation is tied to Company and stock performance and to maximize retention. We continue to assess the compensation elements for our executive officers, including our named executive officers, and are committed to ensuring that our executive compensation program remains generally consistent with market practices and focused on long-term performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Stakeholder Engagement

At our 2022 and 2023 annual meeting of stockholders, approximately 98.7% and 82.6% of the total stockholder votes cast voted “For” our Say-On-Pay proposal, respectively. We believe the positive Say-On-Pay voting results reflect our commitment to maintain a pay for performance culture that aligns with our stakeholder interest, including our past compensation enhancements to expand the percentage of equity incentives to total compensation and to provide an annual performance-based incentive plan aligned with pay for performance. Following our 2023 stockholder meeting, the Compensation Committee and Board closely reviewed the stockholder vote on our Say-On-Pay proposal and the differences in voting results between our 2023 annual meeting results and prior years, including the recommendations made by certain proxy advisory firms.

2023 Stakeholder Interactions

We have established and maintained a robust investor relations program that includes constant and proactive outreach to and dialogue with our stockholders, bondholders, the rating agencies, and other stakeholders. Members of our executive management team and members of our investor relations team frequently meet with current and prospective investors in person at office meetings, conferences and non-deal roadshows, and virtually via fireside chats or virtual meetings. Not only do these meetings enable investors to better understand our activities and the mortgage industry in general, but they provide us with valuable feedback and insights, which are in turn, presented to and considered by the Company’s Board.

Transparency is important:

In addition to required SEC filings, earnings webcasts and press releases, we strive to publish in a timely fashion materials that effectively illustrate the drivers of our financial performance. This includes earnings presentations and supplemental financial schedules, which can be found on our website at pfsi.pennymac.com.

Consistent messaging:

Regardless of whether the stakeholder is a prospective or current stockholder, bondholder, rating agency or an institution focused on corporate sustainability, we strive to tell a consistent story, adhering to our founding principles of being accountable, reliable and ethical.

(1)	Includes stockholders required to report their ownership of our common stock on Form 13F or others as of December 31, 2023 and excludes passively managed owners.

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COMPENSATION DISCUSSION AND ANALYSIS

What We Heard From Stakeholders

	What We Heard from Stakeholders	Our Response

Annual Performance-Based Incentives	Annual performance-based incentives should continue to be based on multiple objective performance criteria.

Our Fiscal 2023 annual performance-based incentives continued to objectively link potential payouts with pre-established return on equity goals without any GAAP adjustments (70% of target incentive) with the remaining opportunity tied to strategic objectives (30% of target incentive).

Total compensation for the CEO and other named executive officers (who were named executive officers in both 2023 and 2022) were down 25% and 22%, respectively, compared to Fiscal 2022 compensation primarily due to our annual performance-based incentives not achieving GAAP ROE targets as a result of a smaller loan origination market due to higher interest rates and a nonrecurring pretax legal accrual of $158.4 million, without any non-GAAP adjustments.

Increase the Equity Percentage of Total Compensation	Equity incentives should be a significant percentage of each named executive officer’s total compensation.

Equity as a percentage of total compensation was 63% for our CEO and 57% for our other named executive officers (who were named executive officers in both 2023 and 2022) in Fiscal 2023, as compared to 48% and 40% in Fiscal 2022 as a result of lower annual performance-based incentives.

Short-term and long-term performance incentive metrics	The annual performance-based incentive and the performance-based RSUs should consider alternative performance measures to ROE.

The Compensation Committee conducted a comprehensive review of ROE usage in our annual performance-based incentives and the performance-based RSUs, concluding that it was in the long-term interest of our stockholders to continue using ROE in both our short-term and long-term incentive awards.

Performance Goal Setting	Performance goals and targets should be objectively aligned with stockholders to reward pay for performance.

The Fiscal 2023 performance-based return on equity, or ROE, target was set at a level exceeding the long-term historical performance of large public banks and financial companies and considered expected higher interest rates, lower mortgage loan production and uncertainty in the housing and mortgage markets.

Annual Performance-Based Incentives Disclosures	Annual performance-based incentive disclosures for the individual strategic component should be expanded.	We enhanced the individual strategic component of the annual performance-based incentive to provide additional disclosure for Fiscal 2023.

Incentive Compensation Clawback Policies	Maintain incentive compensation clawback policies to ensure the integrity of our financial statements.

We maintain clawback policies regarding the recoupment of incentive compensation that apply to our Section 16 officers as required by the SEC recent rule changes as well as other officers with the title of Senior Managing Director.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Decisions Made in Fiscal 2023

In making compensation decisions for Fiscal 2023, the Compensation Committee considered the 2023 Say-On-Pay non-binding advisory vote. With the assistance of its independent compensation consultant, the Compensation Committee also considers additional factors, which are summarized below.

2023 Annual Base Salaries

In setting annual base salaries, the Compensation Committee generally considers benchmarking data derived from a review of the proxy statement disclosures of our peer group, and various survey sources. The Compensation Committee uses the data from these market surveys to ensure that it establishes reliable points of reference to determine whether and to what extent it is establishing competitive levels of compensation for our named executive officers. In connection with the annual compensation review in February 2023 and Mr. Chang’s promotion in March 2023, the Compensation Committee reviewed and approved the following annual base salaries of our named executive officers:

Name	2022 Annual Base Salary	2023 Annual Base Salary

David A. Spector	$1,000,000	$1,000,000

Doug Jones	$600,000	$600,000

Daniel S. Perotti	$400,000	$400,000

William Chang	—	$400,000

James Follette	$375,000	$375,000

The Compensation Committee believed that these annual base salaries were appropriate given the competitive market for their services, as well as their individual performances and strong leadership skills.

•	The annual base salary for Mr. Spector remained the same and ranked between the 50th and the 75th percentile of annual base salaries paid for comparable positions at peer companies.

•	The annual base salary for Mr. Jones remained the same and ranked below the median of the annual base salaries paid for comparable positions at peer companies.

•	The annual base salary for Mr. Perotti remained the same and ranked below the median of the annual base salaries paid for comparable positions at peer companies.

•

The annual base salary for Mr. Chang ranked below the median of the annual base salaries paid for comparable positions at peer companies. Mr. Chang’s base salary increased to $400,000 after becoming our Senior Managing Director and Chief Capital Markets Officer.

•	The annual base salary for Mr. Follette remained the same and ranked below the median of the annual base salaries paid for comparable positions at peer companies.

2023 Annual Performance-Based Incentives

Fiscal 2023 Performance-Based Targets

We believe that our executive compensation program objectives have resulted in decisions regarding executive compensation that have appropriately encouraged growth in our businesses and the achievement of financial goals, thus benefiting our stockholders and generating long-term stockholder value. To determine annual performance-based incentive amounts, the Compensation Committee first sets a target level of performance-based incentive for each named executive officer for the fiscal year based on competitive market data. Each named executive officer’s potential performance-based incentive payout varies based on such individual’s level of responsibility and position within our organization.

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COMPENSATION DISCUSSION AND ANALYSIS

The Fiscal 2023 performance-based incentive program has a performance component equal to 70% of the annual target incentive based on achieving ROE and a strategic award component equal to 30% of the annual target incentive based on individual strategic objectives established by the Compensation Committee in consultation with senior management. For Fiscal 2023, the Compensation Committee approved the following annual target incentives for the named executive officers:

Fiscal 2023 Annual Target Incentive

David A. Spector	$3,625,000

Doug Jones	$2,500,000

Daniel S. Perotti	$1,400,000

William Chang	$1,000,000

James Follette	$ 975,000

Each named executive officer’s target annual incentive was contingent on meeting the annual financial and strategic goals. The failure to meet the minimum ROE financial performance threshold would result in no ROE incentive payout, while exceeding the ROE financial performance target would result in incentive payouts over target, subject to a maximum payout cap of 300% for the financial performance component. The total maximum annual incentive payable in Fiscal 2023 was 255% of target assuming all goals were achieved at maximum.

Annual Incentive Objective	Annual Incentive Weighting%	At or Below Threshold	Between Threshold and Target		Target Performance	Between Target And Maximum	Maximum

ROE	70%	ROE = ≤ 5% Payout = 0%	ROE = 7.5% Payout = 37.5%	ROE = 10% Payout = 75%	ROE = 15% Payout = 100%	ROE = 20% Payout = 200%	ROE = 30% Payout = 300%

Strategic*	30%	0%	37.5%	75%	100%	125%	150%

Payout Percentage	100%	0%	37.5%	75%	100%	177.5%	255%

*	Actual results could vary as the two goals are determined independently. Payout levels interpolated between defined performance levels.

Fiscal 2023 Performance-Based Actual Results

Fiscal 2023 net income of $144.7 million and a ROE of 4% were primarily impacted by a smaller loan origination market due to higher interest rates and a nonrecurring pretax legal accrual of $158.4 million. The Fiscal 2023 ROE of 4% was below the annual performance-based incentive threshold resulting in zero payout. The strategic objective incentives were earned based on the following actual performance:

Performance Component	Performance Target	% of Targeted Award	Actual Performance	Actual Payout Percentage

ROE	ROE = 15% Payout = 100%	70%	4%	0%

Strategic	100%	30%	See Strategic Performance Table	150%

Payout Percentage	100%	100%		45%

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COMPENSATION DISCUSSION AND ANALYSIS

The following strategic performance table summarizes Fiscal 2023 strategic performance targets and performance:

Strategic Performance Targets	Fiscal 2023 Performance
Financial Performance Stockholder Value

•   Delivered stockholder value by delivering net income of $145 million, or $2.74 in diluted earnings per share

•   Paid $41 million in cash dividends and repurchased $71 million of common stock during 2023

•  Grew book value per share to $70.52 in Fiscal 2023, up from $69.44 in Fiscal 2022

•   Strengthened balance sheet and capital position by diversifying sources of mortgage service rights (“MSR”) financing, extending maturity profiles, reducing reliance on secured financing, enhancing liquidity, while adhering to leverage targets and mitigating the impact of higher interest rates on the cost of funds

Balanced Business Model / Industry Leadership

•   Produced nearly $100B in UPB of mortgage loans through our multi-channel production platform despite 2023 being one of the most challenging loan origination markets in history, with industry volumes down nearly 40% from 2022 and unit originations at their lowest levels in over a decade

•   Pretax income of $110M (including a nonrecurring pretax legal accrual of $158.4 million) from our Loan Servicing segment and pretax income of $69M from our Loan Production segment

•   #2 overall producer of residential mortgage loans in 2023 (#1 position achieved in 1Q23 and 4Q23)

•   Maintained the #1 position in the correspondent channel with market share of 22.2% in 2023, up from 15.0% in 2022

•   Achieved the #3 position in the broker channel with market share of 3.6% in 2023, up from 2.0% in 2022

•   Continued to grow our servicing portfolio to $607B in UPB, up 10% from the end of 2022

Technology Vision

•   Advanced the organization’s technology infrastructure, specifically focusing on the evolution of systems that support both origination and servicing business operations and enhance efficiency, accuracy, and customer experience

•   Refined operational practices to reduce cloud expenses and align cost-effectiveness with improved service delivery

Operational Efficiency

•   Implemented various efficiency projects throughout the organization to attain specified expense targets, as evidenced by a reduction in servicing operating expenses from 8.3 basis points in 2022 to 7.2 basis points in 2023

•   Managed expenses by strategically reducing headcount in identified functions

•   Increased the utilization of offshore resources in both mortgage operations and corporate functions to advance efficiency

Products / Services	• Expanded home equity product offering through continued roll-out of closed-end second lien mortgages across production channels and additional states across the U.S.
Customer-centric Focus

•   Elevated customer focus across origination and servicing channels by enhancing self-service capabilities and providing customers with user-friendly, intuitive self-service tools that provide seamless and efficient solutions for their needs

•    Enhanced customer satisfaction through strategic initiatives aimed at delivering exceptional service experiences, as evidenced by above average net promoter scores

•   Strengthened communication channels and customer support to resolve customer service issues promptly

Robust Mortgage Quality / Compliance Program

•   Attained superior servicer quality and compliance ratings, surpassing industry standards according to established methodologies from rating agencies and mortgage investors

•   Improved the overall quality and compliance of mortgage activities through implementation of strategic initiatives to automate quality control testing

Effective Enterprise Risk Management Framework

•   Advanced enterprise initiatives to drive compliance with federal and state regulations, in addition to successfully navigating multiple regulatory examinations

•   Enhanced risk management capabilities by developing climate risk assessment that analyzes potential impacts of climate-related risks on the company’s operations

•   Strengthened counterparty monitoring practices and implemented strategies to mitigate potential losses

Vibrant Organizational Culture

•   Strengthened company culture by developing and communicating clear leadership standards that foster a positive and inclusive work environment

•   Developed and executed a comprehensive anniversary plan that includes employee engagement activities

•  Achieved ranking on Newsweek’s list of America’s Top 100 Most Loved Workplaces in 2023

STRATEGIC PAYOUT PERCENTAGE FOR EACH NAMED EXECUTIVE OFFICER = 150%

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COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the actual Fiscal 2023 annual performance-based incentives:

Name	Actual Performance-Based Incentive (%)	Actual Performance-Based Incentives ($)(1)

David A. Spector	45%	$1,631,250

Doug Jones	45%	$1,125,000

Daniel S. Perotti	45%	$ 630,000

William Chang	45%	$ 450,000

James Follette	45%	$ 438,750

(1)	Amounts may not recalculate exactly due to rounding.

Based on the overall assessment of annual performance and the Chairman’s recommendations, the Compensation Committee approved the performance-based incentive amounts for Messrs. Jones, Perotti, Chang and Follette. In addition, based on the factors above, the Compensation Committee also approved the annual performance-based incentives for Mr. Spector.

Alternative Performance Measures Review

The Compensation Committee also reviewed investors’ concerns about the potential risk of overemphasizing the use of ROE as the primary performance objective in its annual and long-term incentive awards, rather than selecting alternative performance objectives. Accordingly, the Compensation Committee considered several alternative performance measures including the following:

Performance Measures	Analysis
Relative Performance Measures (Relative TSR or Relative ROE):	Relative performance measures such as relative TSR or relative ROE may be problematic since most peer business models were too dissimilar as compared to our unique business model.
Book Value Per Share and Other Alternative Measures:	Book value per share growth measures may be problematic since performance may be considered too similar to ROE.

Upon the conclusion of its alternative performance measures review, the Compensation Committee recommended maintaining ROE as the primary performance objective for its annual and long-term incentive awards since ROE represents the best performance metric in the finance industry to measure executive compensation against our long-term performance.

2023 Long-Term Equity Awards

For Fiscal 2023, the Compensation Committee sought to balance the long-term equity incentive percentage of each named executive officers’ total compensation with a mix of performance-based RSUs, time-based RSUs and stock options. In determining the equity awards granted in Fiscal 2023, the Compensation Committee considered, among other factors, the recommendations of management and various reports provided by our independent compensation consultant. The Compensation Committee also considered (i) the value of the proposed equity awards; (ii) the historical equity awards previously granted to each named executive officer and the corresponding values at the time of the consideration of the 2023 grants; (iii) the value of share grants to named executive officers providing comparable services at our industry and sector peers; (iv) the anticipated contribution by the named executive officer in future fiscal years, taking into account the role, responsibility and scope of each position and the Compensation Committee’s perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; (v) our financial and operating performance in the past year and our perceived future prospects; (vi) the mix of equity awards to total compensation; and (vii) general market practices. The Compensation Committee considered these multiple factors in determining whether to increase or decrease the target amounts from the prior year’s equity award grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts were determined on a subjective basis, using the various factors, in the Compensation Committee’s sole discretion.

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Long-Term Equity Target Mix

The Compensation Committee provided long-term equity incentives for fiscal 2023 to the named executive officers through the following target value mix of performance-based restricted stock units, time-based restricted stock units and stock options:

Long-Term Equity	Target Mix Percentage

Performance-Based Restricted Stock Units	50%

Time-Based Restricted Stock Units	25%

Stock Options	25%

2023 Performance Metrics

PSUs	Metric & Targets	Rationale
Performance Metrics	• ROE • Leverage Ratio

•   Aligns with stockholder feedback supporting the use of having multiple performance goals.

•   ROE measures a company’s profitability by representing how much profit a company generates in relation to the money equity holders have invested, including retained profits.

•   Leverage ratio is a measure of risk-taking utilized to achieve our ROE and is based on total recourse debt to equity; this additional measure ensures prudent risk-taking and capital discipline.

Performance Period	Three year performance period	• Cumulative three year performance period provides a measure of long-term performance and achievement against long-term financial objectives.
2023 – 2025 Performance Period	• ROE = 15% • Leverage Ratio = 3.5x

•   ROE Target – has a minimum threshold requirement before a payout is achieved.

•   ROE Target – was set higher than the 10 year trailing ROE of large public banks and financial institutions.

•   ROE Target – was set at 15%, consistent with the target in 2022 in order to maintain a consistent return objective through business cycles.

•  Leverage Ratio Target – based on a what we believe is a prudent level of debt for a non-bank financial companies and allows for increases in direct lending production and continued return of capital.

Performance Metrics Design Changes

The performance-based RSU awards granted in February 2023 provide for the performance-based RSUs to obtain, upon the vesting of each RSU, a variable number of shares of our common stock. The number of shares received upon vesting of performance-based RSUs is determined based on the attainment of the performance goals, subject to conditions including continued employment throughout the performance period.

In Fiscal 2023, the Compensation Committee decided to widen the threshold and maximum ROE goals and payout ranges to incentivize consistent performance by the named executive officers in a higher interest rate and uncertain inflationary and macroeconomic environment for housing and mortgage lenders. In addition, the Compensation Committee also sought to discourage higher leverage in the current interest rate environment, by decreasing the Leverage Ratio multiplier threshold payout range from 67% in Fiscal 2022 to 50% in Fiscal 2023. Accordingly, the vesting of the ROE performance metric granted in 2023 will be tied to the achievement of cumulative, annualized ROE metrics during the performance period, with 0% of the target amount earned if the initial threshold performance level is not met, 100% of the target amount earned if the target performance level is met and 200% of the target amount earned if the highest performance level is met. The payout that is determined based on the above ROE performance metric is then multiplied by a factor of 50% to 125% for named executive officers depending on the actual achievement of the leverage ratio target during the performance period, for a maximum award payable of 250% of target shares. In addition, the payout is further multiplied by a factor of 0% to 100% for each named executive officer based on an individual effectiveness rating ranging from unsatisfactory to on track.

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COMPENSATION DISCUSSION AND ANALYSIS

A summary of the performance measures and targets contained in the performance-based RSUs granted to our named executive officers during Fiscal 2023 is provided below and each of these awards is further described in the “2023 Grants of Plan-Based Awards” table:

Fiscal 2023 PSU Awards

Performance-Based Restricted Stock Units	Performance Component	Threshold	Target	Maximum	% at Target	% at Maximum
	ROE (1)	<5.0% - Cumulative Annualized ROE Payout = 0%	15.0% - Cumulative Annualized ROE Payout = 100%	>=25.0% - Cumulative Annualized ROE Payout = 200%	100%	200%
	Leverage Ratio (2)	>=5x Multiplier = 50%	3.5x Multiplier = 100%	<=1x Multiplier = 125%	100% (Multiplier)	125% (Multiplier)
	Individual Effectiveness (3)	Multiplier = 60%	Multiplier = 100%	Multiplier = 100%	100% (Multiplier)	100% (Multiplier)
					100%	250%

(1)	ROE = Net Income ÷ Average Month-End Equity ÷ Years in Measurement Period (1/1/2023 – 12/31/2025).
(2)	Leverage Ratio is the average of the ratio at the end of each month of the performance measurement period of the amount of total recourse indebtedness outstanding to total equity.
(3)	Based on individual overall achievement of goals over the three-year performance period.

2023 Time-Based Restricted Stock Units

In February 2023, our named executive officers were awarded time-based RSUs. These time-based RSUs, which vest in three equal installments beginning on the first anniversary of the grant date, are to be settled in an equal number of shares of common stock upon vesting subject to the recipient’s continued service through each anniversary (with certain exceptions as specified under the applicable award agreement or the provisions of our Equity Plans). The time-based RSUs are also reflected in the “2023 Grants of Plan Based Awards” table.

2023 Stock Option Awards

In February 2023, our named executive officers were awarded non-statutory stock options. The stock option award agreement provides for the award of stock options to purchase the optioned shares. In general, and except as otherwise provided by the Compensation Committee, one-third (1/3) of the optioned shares will vest on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary (with certain exceptions as specified under the award agreement or the provisions of our Equity Plans), and each stock option will have a term of ten years from the date of grant.

The table below summarizes the grant date fair value of the long-term incentive equity awards awarded in Fiscal 2023.

Name	Grant Date Fair Value of Performance- Based PSUs	Number of Performance- Based PSUs	Grant Date Fair Value of Time-Based RSUs	Number of Time-Based RSUs	Grant Date Fair Value of Stock Options	Number of Stock Options	Total Grant Date Fair Value of Long-Term Equity Incentive Opportunity

David A. Spector	$2,249,992	37,043	$1,124,966	18,521	$1,184,278	46,303	$4,559,236

Doug Jones	$1,249,968	20,579	$624,954	10,289	$657,935	25,724	$2,532,857

Daniel S. Perotti	$624,954	10,289	$312,447	5,144	$328,968	12,862	$1,266,369

William Chang	$499,919	8,433	$249,931	4,216	$259,660	10,542	$1,009,511

James Follette	$562,452	9,260	$281,226	4,630	$296,050	11,575	$1,139,728

For Messrs. Spector, Jones, Perotti, Chang and Follette, each of the performance-based and time-based RSUs has a grant date fair value of $60.74 per share, which is based on our closing stock price on the NYSE on February 24, 2023. The stock options granted on February 24, 2023 have an exercise price of $60.74 and a Black-Scholes value of $25.58 per share, respectively, at the date of grant. Mr. Chang also received a separate equity grant on March 19, 2023 after his promotion to Senior Managing Director and Chief Capital Markets Officer. The performance-based and time-based RSUs granted on March 19, 2023 had a grant date fair value of $56.75 per share, which is based on our closing stock price on the NYSE on March 19, 2023. The stock options granted on March 19, 2023 have an exercise price of $56.75 and a Black-Scholes value of $22.99 per share, respectively, at the date of grant.

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COMPENSATION DISCUSSION AND ANALYSIS

2021 Performance-Based Restricted Share Unit – Actual Results

The below table summarizes the target and actual results of performance-based RSUs granted to our named executive officers on February 25, 2021 for the performance period of January 1, 2021 through December 31, 2023. The payout of shares of common stock pursuant to the performance-based RSU was determined based on ROE and a Leverage Ratio Multiplier for the period as measured against the target performance goal set by the Compensation Committee when the performance-based RSU was granted in 2021. The payout percentage for the performance-based RSU was 114.3%.

		Fiscal 2021 PSU Awards
Performance- Based Restricted Stock Units	Performance Component	Performance Target	% of Targeted Award	Actual Performance	Actual Payout
	ROE (1)	15% - Cumulative Annualized ROE	100%	15.6%	105.7%
	Leverage Ratio (2)	3.5x	100% (Multiplier)	2.7	108.1% (Multiplier)

	Individual Effectiveness (3)	4 - Exceeds Expectations	100% (Multiplier)	100%	100% (Multiplier)

					114.3%

(1)	ROE = Net Income ÷ Average Month End Equity ÷ Years in Measurement Period (January 1, 2021 through December 31, 2023). The payout scale for the ROE component was 0% to 150%.
(2)

Leverage Ratio is the average of the ratio at the end of each month of the performance measurement period of the amount of total recourse indebtedness outstanding to total equity. The range of the multiplier was 67% to 125%.

(3)	Based on individual overall achievement of goals over the three-year performance period. The range of the multiplier was 0% to 100%.

Executive Compensation Objectives and Philosophy

The overall objectives of our executive compensation program are to attract, motivate, reward and retain high-quality talent. We believe that in order to achieve these objectives, our compensation and benefits programs must be competitive with executive compensation arrangements generally provided to similarly situated executive officers in our business markets, as well as at other companies in our industry where we compete for talent. The various components of our executive compensation program are designed to create a pay-for-performance culture that rewards executives for exceptional Company and individual performance, aligns the interests of our executives with those of our stockholders, facilitates the attraction, motivation and retention of highly talented executive leaders, and encourages our executives to focus on the achievement of our annual and long-term business goals.

Our Compensation Committee aims to position the total compensation of our named executive officers at a level commensurate with the total compensation paid to other executives holding comparable positions at companies similar in industry, size, structure, scope and sophistication with which we compete for executive talent. Our Compensation Committee has structured our executive compensation program to meet these objectives.

Executive Compensation Decision Making Process

Annual Compensation Process

Compensation decisions are generally made as part of a year-long review process:

Step 1	Step 2	Step 3	Step 4	Step 5	Step 6

Management engages with investors and reviews feedback on named executive officers compensation	Management reviews our compensation programs following a rigorous financial planning process	CEO conducts performance reviews for the other named executive officers and recommends compensation to the Compensation Committee after considering market practice	Compensation Committee evaluates the CEO’s performance	Pearl Meyer advises the Compensation Committee on the overall appropriateness of named executive officer compensation and the compensation programs relative to market practice	Compensation Committee reviews and approves named executive officer compensation and compensation programs

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COMPENSATION DISCUSSION AND ANALYSIS

Role of the Compensation Committee. The Compensation Committee has overall responsibility for recommending to our Board the compensation of our CEO and determining the compensation of our other named executive officers. Members of the Compensation Committee are appointed by the Board. The Compensation Committee consists of three members of the Board, Messrs. Nanji, Hunt and Perlowitz, none of whom served as our executive officers. Each of Messrs. Nanji, Hunt and Perlowitz qualified as an “independent director” under the rules of the NYSE. Each of Messrs. Nanji, Hunt and Perlowitz also qualified as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and served as a member of a subcommittee of the Compensation Committee that was formed to approve the grant of awards to certain individuals for purposes of Section 162(m) of the Code. See the section entitled “CORPORATE GOVERNANCE—Committees of the Board of Directors.” Each year, the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in such officer’s compensation are appropriate based on the considerations described below. The Chairman and CEO provides input for the Compensation Committee regarding the performance and appropriate compensation of the other named executive officers (other than himself).

The Role of the Outside Independent Compensation Consultant. Our Compensation Committee has the sole authority to retain, compensate and terminate any independent compensation consultant of its choosing in assessing our compensation program and determining the appropriate, competitive levels of compensation for our executive officers. Pursuant to such authority, the Compensation Committee utilized Pearl Meyer & Partners, or Pearl Meyer, as its independent compensation consultant during Fiscal 2023. Pearl Meyer has provided various services to the Compensation Committee since its engagement including the following:

•	Attended Compensation Committee meetings and prepared certain meeting materials in connection with such meetings;
•	Reviewed the Company’s peer group for executive compensation purposes and provided recommendations for changes to such peer group;
•

Evaluated the competitive positioning of our named executive officers’ base salaries, annual performance-based incentive and long-term incentive compensation relative to our peer companies to support decision-making;

•	Advised on target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;
•	Conducted a review of the competitive market data (including base salary, annual performance-based incentive and long-term incentive targets) for our named executive officers;
•	Assessed our executive compensation peer group and recommended changes, as necessary;
•	Assessed compensation levels within our peer group for named executive officers and other executive officers as necessary;
•	Reviewed historical financial performance for peer group companies;
•	Provided market research on various issues as requested by our Company;
•	Consulted with our Compensation Committee regarding compensation strategy, internal communications related to equity compensation and compensation best practices;
•	Assisted in compensation plan designs and modifications, as requested;
•	Assessed whether our executive compensation programs might encourage inappropriate risk taking that could have a material adverse effect on us; and
•	Assisted with the preparation of this Compensation Discussion and Analysis for this Proxy Statement.

Assessment of Outside Independent Compensation Consultant Conflicts of Interest. Under rules promulgated by the SEC, the Compensation Committee must determine, after taking into account six independence-related factors, whether any work completed by a compensation consultant raised any conflict of interest. Factors considered by the Compensation Committee include the following six factors specified by the NYSE rules: (1) other services provided to us by the compensation consultant; (2) what percentage of the compensation consultant’s total revenue is made up of fees from us; (3) policies or procedures of the compensation consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Compensation Committee members; (5) any shares of our common stock owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the compensation consultant or the individual consultants involved in the engagement. For Fiscal 2023, the Compensation Committee did not identify any conflict of interest with respect to Pearl Meyer.

Peer Group and Benchmarking

The Use of Peer Group and Competitive Market Data. On an annual basis we engage in a comprehensive review of peer companies with our independent compensation consultant. To assist in decision-making regarding our compensation and benefits program, our management and the Compensation Committee review competitive market data from a “peer group” of publicly traded companies in specific industries in which we compete for executive talent, among other factors, to assist in decision-making regarding our compensation and benefits programs. The market data reviewed includes both peer proxy data and survey data of companies similar in industry, size, structure, scope and sophistication. Proxy data was gathered from proxy statements and other publicly filed documents.

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COMPENSATION DISCUSSION AND ANALYSIS

Since our peer group was initially established in 2013, we have undertaken comprehensive annual reviews of the appropriateness of such peer group. The Compensation Committee reviews other public companies similar in industry, size, structure, scope and sophistication.

How We Establish our Peer Group. The Compensation Committee updated its peer group used for evaluating compensation decisions based on criteria as presented in the table and discussion below.

Objective Criteria Considered	Former Peer Group	Current Peer Group

•   Companies in financial services, data processing, consulting services, and property & casualty insurance

•   Companies with market capitalizations within a reasonable range of our capitalization

•   Companies with pretax income and assets within a reasonable range

•   Companies with revenue within a reasonable range

•   Competitors for executive talent

•   Companies of comparable scope and complexity

•   Companies that identify us as their direct peer

•   Companies with similar pay practices

•   Black Knight, Inc.*

•   Essent Group Ltd.

•   Fidelity National Financial, Inc.

•   First American Financial Corporation

•   MGIC Investment Corp.

•   Mr. Cooper Group, Inc.

•   OneMain Holdings, Inc.

•   Radian Group Inc.

•   Redwood Trust, Inc.

•   Rocket Companies, Inc.

•   SLM Corporation

•   UWM Holdings Corporation

•   Walker & Dunlap

•   Zillow Group, Inc.

•   Essent Group Ltd.

•   Fidelity National Financial, Inc.

•   First American Financial Corporation

•   MGIC Investment Corp.

•   Mr. Cooper Group, Inc.

•   OneMain Holdings, Inc.

•   Radian Group Inc.

•   Redwood Trust, Inc.

•   Rithm Capital Corp.+

•   Rocket Companies, Inc.

•   SLM Corporation

•   UWM Holdings Corporation

•   Walker & Dunlop

•   Zillow Group, Inc.

*	Removed from Peer Group due to an acquisition
+	Added to Peer Group

Given the Company’s market share and the fact that many of our true business competitors are either private or subsidiaries of large banks, the process for developing a peer group for us is challenging. Our goal was to identify more peers that are industry relevant, publicly-traded of similar size and complexity, and involved in related markets. The revised peer group was developed by screening potential peers for business comparability – measured by industry similarity (operating in real estate and investment management, preferably focused on the residential mortgage market), complexity (top 10 mortgage lender in the U.S.) and financial characteristics (profitable companies with meaningful balance sheet) – and size comparability and public company status. The selection criteria also included companies in: financial services, data processing, consulting services and property & casualty insurance. As part of this expanded selection criteria, we also focused on companies that have 0.25x to 3x the combined market capitalization, revenue and assets of the Company and PennyMac Mortgage Investment Trust (NYSE: PMT), the real estate investment trust that the Company’s management team is responsible for externally managing through our investment management subsidiary. Accordingly, the Compensation Committee, after reviewing with senior management and our independent outside compensation consultant, decided that Rithm Capital Corp. should be added to the revised peer group since it is an asset manager that primarily invests in mortgage and real estate assets and has a similar market capitalization to the Company. The Compensation Committee believes that this revised peer group better reflects our competitors in the industry that currently conduct similar businesses and have comparable scales of operations.

Compensation Policies and Practices As They Relate to Our Risk Management. We have designed our executive compensation program to reward strong Company and individual performance. We believe that this structure, as further explained below, minimizes risks resulting from compensation practices. Our Compensation Committee believes that its compensation policies and practices for all employees, including our named executive officers, do not create risks that are reasonably likely to have a material adverse effect on us. We believe that appropriate safeguards are in place with respect to our compensation programs and policies that assist in mitigating excessive risk-taking that could harm the value of our Company or reward poor judgment by executives and employees. In that regard, the Compensation Committee requested assistance from our independent compensation consultant in reviewing our compensation policies and practices. Based on its review, the Compensation Committee concluded that our compensation policies and practices as they apply to our named executive officers are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not create risks that are reasonably likely to have a material adverse effect on our Company.

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COMPENSATION DISCUSSION AND ANALYSIS

As part of the review, numerous factors were noted that reduce the likelihood of excessive risk-taking, which include, but are not limited to, the following:

•

Our compensation mix is balanced among fixed components such as salary and benefits, variable components such as annual performance-based incentives, and long-term equity awards including time-based and performance-based RSUs and stock options;

•	Our Compensation Committee has ultimate authority to determine, and adjust, if appropriate, compensation provided to our executive officers, including each of the named executive officers;
•

Our Compensation Committee maintains clawback policies regarding the recoupment of incentive compensation that apply to all of our Section 16 officers and any other officer whose title is Senior Managing Director;

•	Our named executive officers are subject to stock ownership guidelines that require a certain minimum level of stock ownership; and
•	Our Compensation Committee has the authority to retain any advisor it deems necessary to fulfill its obligations.

Executive Stock Ownership Guidelines

Our executive stock ownership guidelines, which are approved by our Nominating and Corporate Governance Committee, are intended to further the objective of aligning the interests of our executives with those of our stockholders. These stock ownership guidelines provide that our named executive officers and other executive officers should accumulate a minimum number of shares equal in value to a multiple of their base salary within five years from becoming an executive officer.

A summary of the stock ownership guidelines (as a multiple of base salary) is set forth in the following table:

Executive Officer Title	Stock Ownership Guideline
Chief Executive Officer	5x
Other Executive Officers	3x

For purposes of the guidelines, stock ownership includes common stock owned directly and unvested time-based RSUs. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient shares by our executives to allow them to meet the stock ownership guidelines within the applicable timeline. Each executive officer is expected to meet the respective level of stock ownership within five years of becoming subject to such guidelines. The Nominating and Corporate Governance Committee will annually review each executive officer’s compliance with or progress toward meeting the stock ownership guidelines based on share ownership calculated as of the average closing share price over the prior year. Each named executive officer who has been an executive officer for five years or more is in compliance with our stock ownership guidelines.

Clawback Provisions

In September 2023, to comply with the requirements of the Dodd-Frank Act and the final NYSE listing rules, the Compensation Committee adopted a clawback policy applicable to incentive-based compensation for current and former Section 16 officers as defined under the Exchange Act (the “SEC Clawback Policy”). Under the SEC Clawback Policy, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Board will recover any erroneously awarded incentive-based compensation received by current or former Section 16 officers during the three completed fiscal years immediately preceding the date the Company determines that an accounting restatement is required. We also adopted a clawback policy in 2018 allowing for the recoupment of incentive compensation that applies to officers whose title is Senior Managing Director.

Trading Controls and Anti-Pledging and Anti-Hedging Policies

Our named executive officers, directors and certain other employees are required to obtain preclearance prior to entering into any transaction involving our securities. Trading is generally permitted only during open trading windows. Any such individuals who are subject to preclearance restrictions may enter into trading plans under Rule 10b5-1 of the Exchange Act, but these trading plans may be entered into only during an open trading window and must be pre-approved as well.

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COMPENSATION DISCUSSION AND ANALYSIS

Our named executive officers, directors and other employees are restricted from pledging any of our securities or entering into margin accounts involving our securities. We restrict these transactions because of the potential that sales of our securities could occur outside trading periods and without the required preclearance approval. In addition, our named executive officers, directors and other employees are restricted from entering into hedging transactions involving our securities.

Employment and Change-in-Control Arrangements

Employment Agreements

On December 13, 2022, we entered into employment agreements by and among us, PNMAC and each of Mr. Spector, or the Spector Agreement, and Mr. Jones, or the Jones Agreement, for terms commencing on January 1, 2023 and expiring on December 31, 2026, unless earlier terminated in accordance with the provisions set forth in each such agreement. The terms of the employment agreements are described below. Mr. Spector shall continue to serve as a member of our Board and as our Chairman and Chief Executive Officer and the Chief Executive Officer of PNMAC throughout the term of the Spector Agreement. Mr. Jones shall continue to serve as our President and Chief Mortgage Banking Officer and as the President and Chief Mortgage Banking Officer of PNMAC throughout the term of the Jones Agreement.

Base Salary and Incentive Compensation

During the terms of their employment agreements, Mr. Spector and Mr. Jones shall each receive an annual base salary as determined by the Company’s Board at least as favorable as base salaries paid to other similarly situated senior executives and shall be entitled to receive annual cash and equity incentive compensation, with such compensation awarded at levels based on annual performance targets determined by our Board and the compensation committee of our Board. Pursuant to the Spector Agreement and the Jones Agreement, any unvested awards shall immediately vest upon the death or disability of the executive, a termination by us or PNMAC other than for cause (as defined in the employment agreements), or a termination by the executive for good reason (as defined in the employment agreements) unless such termination is the result of the expiration of the term of the Spector Agreement or the Jones Agreement. If such termination is the result of the expiration of term of the Spector Agreement or the Jones Agreement, any such unvested awards shall continue to vest, if applicable, in accordance with their terms, and the termination date of each of the Spector Agreement or the Jones Agreement shall be deemed to be the retirement date as defined in the related award document; provided, however, that if the related award document does not contain any reference to retirement or a retirement date, then the affected unvested awards shall immediately become fully vested and non-forfeitable. All nonstatutory stock options granted pursuant to our Equity Plans are exercisable, subject only to vesting provisions, for a period of ten years from the date of grant, and are eligible for cashless exercise in all circumstances.

Other Benefits

The employment agreements provide for medical benefits and reimbursement for expenses related to tax advice and financial counseling not to exceed $50,000. The employment agreements also provide for the annual accrual of twenty days of paid time off for Mr. Spector and Mr. Jones, in each case at the executive’s regular base pay rate during each year of the term, reimbursement of reasonable business expenses (including reimbursement for ordinary and necessary business expenses relating to chartered flights), and participation in such other benefits programs as are provided to our executives generally.

Payments Upon Specific Termination Events

Pursuant to the employment agreements, upon a termination due to death or disability, a termination by us or PNMAC other than for cause, a termination by the executive for good reason, or a termination by us or PNMAC as a result of or in connection with a change of control, in addition to any other amounts required by law to be paid to him, the executive would be entitled to any bonus earned but unpaid for the year prior to the year in which the termination date occurs and the pro rata portion of any bonus earned but unpaid for the year during which the termination date occurs. In any such termination event, any unvested equity awards granted pursuant to the Equity Plans shall vest immediately, and any outstanding stock option will not expire until the tenth anniversary of the grant date. We will also generally reimburse the executive or his estate for any amounts paid by him or his estate for coverage of him and his family under our group health medical benefits plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for as long as the executive or his family is eligible to receive such benefits under COBRA. Upon a termination due to death, the executive’s estate will also receive a continuing payment of executive’s annual base salary as of the termination date for a period of six months following such termination. Upon a termination of Mr. Spector’s or Mr. Jones’ employment as a result of or in connection with a change of control or by us or PNMAC other than for cause, or upon a termination by Mr. Spector or Mr. Jones for good reason, the executive shall also receive a severance payment equal to two and one-half years of executive’s annual base salary plus two and one-half years of the executive’s incentive compensation (based on the average incentive bonus received in the most recent two years), with such amounts to be paid in 24 monthly installments.

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COMPENSATION DISCUSSION AND ANALYSIS

Upon termination of Mr. Spector’s or Mr. Jones’ employment by us or PNMAC for cause, the executive shall receive his annual base salary through the termination date, any accrued but unused paid time off and reimbursement of any unreimbursed incurred expenses. Pursuant to each of the Spector Agreement and the Jones Agreement, each executive is subject to a non-solicitation covenant for a period of 18 months following a termination of employment. If any termination payments would be subject to excise taxes under Section 4999 of the Code, then the payments actually paid to Mr. Spector and Mr. Jones, as applicable, will be reduced to avoid the excise tax if and to the extent such reduction produces the best after-tax result.

Consulting Services

Upon the expiration of the term of the Spector Agreement, Mr. Spector shall serve as a consultant to us for an 18-month period commencing on the termination date. During the consulting period, Mr. Spector will receive a consulting fee of $2.0 million, with approximately $1.35 million of such amount paid in 18 monthly installments of $75,000 and the remainder paid upon the completion of the consulting period; provided, however, that such compensation will cease if the executive engages in services for a business that competes with us.

Upon the expiration of the term of the Jones Agreement, Mr. Jones shall serve as a consultant to us for an 18-month period commencing on the termination date. During the consulting period, Mr. Jones will receive a consulting fee of $1.5 million, with approximately $1.0 million of such amount paid in 18 monthly installments of $55,555 and the remainder paid upon the completion of the consulting period; provided, however, that such compensation will cease if the executive engages in services for a business that competes with us.

For purposes of the employment agreement, each of Mr. Spector and Mr. Jones will have “good reason” to terminate his employment agreement, as applicable, if we (or any resulting or surviving entity in the event of certain transactions) or PNMAC fail to cure any of the following events within 30 days of receipt of notice of such event(s) by Mr. Spector or Mr. Jones, as applicable, (such notice must be delivered within 90 days of the occurrence of the events constituting “good reason”): (1) materially breaches the Spector Agreement or Jones Agreement; (2) requires Mr. Spector to report to anyone other than our Board or Mr. Jones to report to anyone other than the Chief Executive Officer; (3) requires Mr. Spector and Mr. Jones to be based anywhere more than fifteen (15) miles from the office where he is located; (4) takes any other action which results in a material diminution or adverse change in Mr. Spector’s or Mr. Jones’ status, title, position, compensation, or responsibilities, other than an insubstantial action not taken in bad faith and remedied promptly after receipt of notice by Mr. Spector or Mr. Jones; or (5) fails to indemnify and advance all expenses to Mr. Spector or Mr. Jones in response to a proper request for indemnity and advancement.

Change of Control Severance Plan

We adopted a Change of Control Severance Plan, or the Severance Plan, on September 22, 2021, that covers named executive officers who do not have separately negotiated employment agreements. Under the Severance Plan a named executive officer who incurs a qualifying termination in connection with a change of control under the Severance Plan will be entitled to receive (i) a severance payment equal to two years of base salary plus 200% of bonus, (ii) acceleration of outstanding and unvested time-based equity awards and acceleration at target of any unvested performance-based equity awards that remain outstanding after the application of the change of control provisions in the Company’s 2013 Equity Incentive Plan and any successor equity incentive plans, (iii) continued group health and dental plan participation for 18 months, and (iv) outplacement services for 18 months. A “qualifying termination” under the Severance Plan means a termination of an employment that occurs on or during the two year period following a change of control by reason of either (i) the Company’s or any of its subsidiaries’, as applicable, termination of such individual’s employment other than for cause or such employee’s death or disability or (ii) the employee’s resignation for “good reason.” Furthermore, if any Severance Plan or employment agreement payments would be subject to excise taxes under Section 4999 of the Internal Revenue Code, then the payments will be reduced to avoid the excise tax if and to the extent such reduction produces the best after-tax result for the severed employee. The receipt of any Severance Plan payments will be conditioned on the execution of an irrevocable general release of claims by the employee.

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COMPENSATION DISCUSSION AND ANALYSIS

Equity Incentive Plans

Pursuant to our 2013 Equity Incentive Plan and our 2022 Equity Incentive Plan and subject to any contrary provisions in any applicable award agreement or employment agreement, upon the occurrence of a change of control:

•

all outstanding unvested awards and awards subject to a risk of forfeiture, other than awards conditioned on the achievement of performance goals, will immediately become vested in full and no longer be subject to any risk of forfeiture unless they are assumed or otherwise continued in a manner satisfactory to the Compensation Committee, or substantially equivalent rights are provided in substitution for such awards, in each case by the acquiring or succeeding entity or one of its affiliates; and

•

if a pro rata portion of the performance goals under awards conditioned on the achievement of performance goals or other business objectives has been achieved as of the effective date of the change of control, then such performance goals or other business objectives shall be deemed satisfied as of such change of control with respect to a pro rata portion of the number of shares subject to the original award. The pro rata portion of the performance goals or other business objectives and the number of shares subject to the original awards shall each be based on the length of time within the performance period which has elapsed prior to the change of control. The pro rata portion of any award deemed earned in this manner will be paid out within 30 days following the change of control. The remaining portion of such an award that is not eligible to be deemed earned as of the change of control will be deemed to have been satisfied, earned, or forfeited as of the change of control in such amounts as the Compensation Committee shall determine in its sole discretion unless that remaining portion is assumed by the acquiring or succeeding entity or one of its affiliates, which will be deemed to occur if that remaining portion is subjected to (i) comparable performance goals based on the post-change of control business of the acquirer or succeeding entity or one of its affiliates, and (ii) a measurement period using a comparable period of time to the original award, each in a manner satisfactory to the Compensation Committee.

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COMPENSATION TABLES

Compensation Tables

2023 Summary Compensation Table

The following “2023 Summary Compensation Table” presents compensation earned by our principal executive officer, our principal financial officer and our next three most highly compensated persons serving as executive officers as of the end of Fiscal 2023. We refer to these executive officers as our “named executive officers.”

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All Other Compensation ($)		Total ($)

David A. Spector	2023	1,000,000	3,374,957	1,184,278	1,631,250	67,998	(5)	7,258,483
Chairman and	2022	1,000,000	3,374,952	1,214,140	3,980,000	101,959		9,671,051
Chief Executive Officer	2021	1,000,000	2,537,435	1,101,254	8,864,938	71,597		13,575,224

Doug Jones	2023	600,000	1,874,922	657,935	1,125,000	61,750	(5)	4,319,607

Director, President and Chief	2022	600,000	1,874,936	674,518	2,750,000	67,751		5,967,205
Mortgage Banking Officer	2021	600,000	1,399,924	607,581	4,879,000	58,407		7,544,912

Daniel S. Perotti	2023	400,000	937,400	328,968	630,000	48,536	(5)	2,344,904
Senior Managing Director and	2022	400,000	749,952	269,811	1,375,000	58,878		2,853,641
Chief Financial Officer	2021	400,000	612,452	265,814	2,409,500	66,888		3,754,654

William Chang(6)	2023	387,500	749,851	259,660	450,000	19,895	(5)	1,866,906

Senior Managing Director and
Chief Capital Markets Officer

James Follette	2023	375,000	843,678	296,050	438,750	35,351	(5)	1,988,829
Senior Managing Director and
Chief Digital Officer	2022	355,208	618,735	222,594	975,000	34,397		2,205,934

(1)	Reflects the named executive officer’s title as of December 31, 2023.
(2)

The amounts shown in this column in respect of 2023 represent the grant date fair value, as determined in accordance with ASC 718, of time-based RSUs awarded on February 24, 2023 in the amounts of: 18,521 for Mr. Spector; 10,289 for Mr. Jones; 5,144 for Mr. Perotti; 4,630 for Mr. Follette; and 1,541 and 2,675 for Mr. Chang on March 19, 2023 and February 24, 2023. Also includes the grant date fair value, as determined in accordance with ASC 718, of the (a) performance-based RSUs awarded based on the probable outcome of the performance conditions on February 24, 2023 in the amounts of 37,043 for Mr. Spector; 20,579 for Mr. Jones; 10,289 for Mr. Perotti; 9,260 for Mr. Follette; and 3,083 and 5,350 for Mr. Chang on March 19, 2023 and February 24, 2023, respectively, pursuant to our Equity Plans. See “—2023 Outstanding Equity Awards at Fiscal Year-End” below. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For more information on the assumptions used in our estimates of value, please refer to Note 20—Stockholders’ Equity in our Annual Report on Form 10-K filed on February 21, 2024. The value of the performance-based RSUs awarded on February 24, 2023, assuming that the highest level of performance conditions will be achieved and based on a grant date fair value per share of $60.74, is $5,624,949 for Mr. Spector; $3,124,891 for Mr. Jones; $1,562,354 for Mr. Perotti; $1,406,131 for Mr. Follette; and $1,249,770 for Mr. Chang, respectively. The value of the performance-based RSUs awarded on March 19, 2023 to Mr. Chang, assuming that the highest level of performance conditions will be achieved and based on a grant date fair value per share of $56.75 is $812,398. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by upon vesting and/or settlement of the RSUs.

(3)

The amounts shown in this column represent the grant date fair value, as determined in accordance with ASC 718, of the nonstatutory stock options awarded on February 24, 2023 in the amounts of: 46,303 for Mr. Spector; 25,724 for Mr. Jones; 12,862 for Mr. Perotti; and 11,575 for Mr. Follette, respectively, pursuant to our Equity Plans. See “—2023 Outstanding Equity Awards at Fiscal Year-End” below. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For more information on the assumptions used in our estimates of value, please refer to Note 20—Stockholders’ Equity in our Annual Report on Form 10-K filed on February 21, 2024. In addition, the amounts shown in this column represent the grant date fair value, as determined in accordance with ASC 718, of the nonstatutory stock options awarded on March 19, 2023 and February 24, 2023 in the amount of 3,854 and 6,688 for Mr. Chang pursuant to our Equity Plans. See “—2023 Outstanding Equity Awards at Fiscal Year-End” below. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the directors upon vesting and/or settlement of the stock options.

(4)

The amounts in this column represent the Fiscal 2023 performance-based incentive earned by the named executive officers, see “Compensation Discussion and Analysis – 2023 Annual Performance-Based Incentives.”

(5)

With respect to Mr. Spector, All Other Compensation includes $19,428 in insurance premiums, $32,439 for tax and financial counseling advice, $13,200 in 401(k) plan employer contributions and $2,931 in cell phone expenses. In addition, time-based and performance-based restricted share units were awarded by PMT to Mr. Spector during Fiscal 2023 consistent with its compensation program and philosophy. These restricted share units were granted on February 28, 2023 by PMT and have grant date fair values, as determined in accordance with ASC 718, of $999,987 and are not included in All Other Compensation for Mr. Spector.

With respect to Mr. Jones, All Other Compensation includes $14,149 in insurance premiums, $13,200 in 401(k) plan employer contributions, $33,501 for tax and financial counseling advice and $900 for a cell phone allowance. In addition, time-based and performance-based restricted share units were awarded by PMT to Mr. Jones during Fiscal 2023 consistent with its compensation program and philosophy. These restricted share units were granted on February 28, 2023 by PMT and have grant date fair values, as determined in accordance with ASC 718, of $499,987 and are not included in All Other Compensation for Mr. Jones.

56	| 2024 Proxy Statement

COMPENSATION TABLES

With respect to Mr. Perotti, All Other Compensation includes $16,006 in insurance premiums, $13,200 in 401(k) plan employer contributions, $16,275 for tax and financial counseling advice, $2,155 for charitable match and $900 for a cell phone allowance. In addition, time-based and performance-based restricted share units were awarded by PMT to Mr. Perotti during Fiscal 2023 consistent with its compensation program and philosophy. These restricted share units were granted on February 28, 2023 by PMT and have grant date fair values, as determined in accordance with ASC 718, of $499,987 and are not included in All Other Compensation for Mr. Perotti.

With respect to Mr. Chang, All Other Compensation includes $13,200 in 401(k) plan employer contributions, $3,280 for tax and financial counseling advice, $1,750 for charitable match, $900 for a cell phone allowance and $765 for insurance premiums. In addition, time-based and performance-based restricted share units were awarded by PMT to Mr. Chang during Fiscal 2023 consistent with its compensation program and philosophy. These restricted share units were granted on March 20, 2023 and February 28, 2023 by PMT and have grant date fair values, as determined in accordance with ASC 718, of $499,991 and are not included in All Other Compensation for Mr. Chang.

With respect to Mr. Follette, All Other Compensation includes $19,221 in insurance premiums, $13,200 in 401(k) plan employer contributions, $2,030 in a charitable match and $900 in cell phone allowance. In addition, performance-based restricted share units were awarded by PMT to Mr. Follette during Fiscal 2023 consistent with its compensation program and philosophy. These restricted share units were granted on , February 28, 2023 by PMT and have a grant date fair value, as determined in accordance with ASC 718, of $99,992 and are not included in All Other Compensation for Mr. Follette.

(6)	Mr. Chang was not a named executive officer for Fiscal 2022 and Fiscal 2021.

| 2024 Proxy Statement	57

COMPENSATION TABLES

2023 Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to our named executive officers in Fiscal 2023:

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David A. Spector
Annual Incentive		1	3,625,000	9,243,750
PSUs	2/24/2023				111	37,043	92,607				2,249,992
RSUs	2/24/2023							18,521			1,124,966
Stock Options	2/24/2023								46,303	60.74	1,184,278

Doug Jones
Annual Incentive		1	2,500,000	6,375,000
PSUs	2/24/2023				61	20,579	51,447				1,249,968
RSUs	2/24/2023							10,289			624,954
Stock Options	2/24/2023								25,724	60.74	657,935

Daniel S. Perotti
Annual Incentive		1	1,400,000	3,570,000
PSUs	2/24/2023				30	10,289	25,722				624,954
RSUs	2/24/2023							5,144			312,447
Stock Options	2/24/2023								12,862	60.74	328,968

William Chang
Annual Incentive		1	1,000,000	2,550,000
PSUs	2/24/2023				16	5,350	13,375				324,959
RSUs	2/24/2023							2,675			162,480
Stock Options	2/24/2023								6,688	60.74	171,057
PSUs	3/19/2023				9	3,083	7,707				174,960
RSUs	3/19/2023							1,541			87,452
Stock Options	3/19/2023								3,854	56.75	88,603

James Follette
Annual Incentive		1	975,000	2,486,250
PSUs	2/24/2023				27	9,260	23,150				562,452
RSUs	2/24/2023							4,630			281,226
Stock Options	2/24/2023								11,575	60.74	296,050

(1)

Represents the threshold, target and maximum award amounts for Fiscal 2023 pursuant to the annual performance-based incentive plan that may include a cash and equity component. The actual amounts earned by each named executive officer pursuant to such plan are set forth in the Non-Equity Incentive Compensation Column of the Summary Compensation Table.

(2)

Represents the potential payout range of performance-based RSUs granted in Fiscal 2023. Awards vest based on achieving ROE, leverage ratio and individual effectiveness goals in fiscal years 2023 through 2025. The combined maximum payout under the performance goals is 250% of the target award. If ROE for a fiscal year is less than the threshold ROE, no portion of the granted RSUs will become vested. In addition to the performance conditions, the named executive officers must satisfy a service condition in order for the award to vest.

(3)

One-third (1/3) of the nonstatutory stock options granted on March 19, 2023 and February 24, 2023 will vest on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary.

(4)

Represents the grant date fair value, as determined in accordance with ASC 718, of time-based RSUs, performance-based RSUs and nonstatutory stock options awarded during Fiscal 2023. There is no estimation of forfeitures included in the grant date fair value of the stock options.

58	| 2024 Proxy Statement

COMPENSATION TABLES

2023 Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards of our named executive officers as of the end of Fiscal 2023:

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Number of Unearned Shares or Units of Stock Granted That Have Not Vested (#)		Market Value of Unearned Shares or Units of Stock Granted That Have Not Vested ($)(2)
David A. Spector	2/24/2023	—	46,303	60.74	2/23/2033	18,521	1,636,701	37,043	(3)	3,273,490
	2/23/2022	39,909	79,821	57.10	2/22/2032	27,525	2,432,384	39,404	(4)	3,482,131
	2/25/2021	35,726	17,863	58.85	2/24/2031	4,107	362,936	35,189	(5)	3,109,652
	12/14/2020	140,464	—	59.68	12/13/2030			—		—
	2/26/2020	59,466	—	35.03	2/25/2030			—		—
	3/15/2019	55,488	—	22.92	3/14/2029			—		—
	3/09/2018	52,935	—	24.40	3/08/2028			—		—
	3/06/2017	69,252	—	18.05	3/05/2027			—		—
	3/07/2016	71,161	—	11.28	3/06/2026			—		—
	3/03/2015	61,120	—	17.52	3/02/2025			—		—
Doug Jones	2/24/2023	—	25,724	60.74	2/23/2033	10,289	909,239	20,579	(3)	1,818,566
	2/23/2022	18,020	36,043	57.10	2/22/2032	12,429	1,098,351	21,891	(4)	1,934,508
	2/25/2021	19,710	9,856	58.85	2/24/2031	2,266	200,246	19,415	(5)	1,715,709
	12/14/2020	54,024	—	59.68	12/13/2030			—		—
	2/26/2020	30,366	—	35.03	2/25/2030			—		—
	3/15/2019	27,744	—	22.92	3/14/2029			—		—
	3/09/2018	26,467	—	24.40	3/08/2028			—		—
	3/06/2017	34,626	—	18.05	3/05/2027			—		—
	3/07/2016	27,771	—	11.28	3/06/2026			—		—
	3/03/2015	23,829	—	17.52	3/02/2025			—		—
Daniel S. Perotti	2/24/2023	—	12,862	60.74	2/23/2033	5,144	454,575	10,289	(3)	909,239
	2/23/2022	11,930	23,862	57.10	2/22/2032	8,229	727,197	8,756	(4)	773,768
	2/25/2021	8,623	4,312	58.85	2/24/2031	991	87,575	8,494	(5)	750,623
	12/14/2020	13,506	—	59.68	12/13/2030			—		—
	2/26/2020	23,105	—	35.03	2/25/2030			—		—
	3/15/2019	18,098	—	22.92	3/14/2029			—		—
	3/09/2018	17,204	—	24.40	3/08/2028			—		—
	3/06/2017	22,506	—	18.05	3/05/2027			—		—
	3/07/2016	16,615	—	11.28	3/06/2026			—		—
	3/03/2015	16,481	—	17.52	3/02/2025			—		—
William Chang	3/19/2023	—	3,854	56.75	3/18/2033	1,541	136,178	3,083	(3)	272,445
	2/24/2023	—	6,688	60.74	2/23/2033	2,675	236,390	5,350	(3)	472,780
	2/23/2022	6,019	12,039	57.10	2/22/2032	4,151	366,824	5,253	(4)	464,208
	2/25/2021	6,898	3,450	58.85	2/24/2031	793	70,077	6,795	(5)	600,478
	12/14/2020	16,207	—	59.68	12/13/2030			—		—

| 2024 Proxy Statement	59

COMPENSATION TABLES

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Number of Unearned Shares or Units of Stock Granted That Have Not Vested (#)		Market Value of Unearned Shares or Units of Stock Granted That Have Not Vested ($)(2)
James Follette	2/24/2023	—	11,575	60.74	2/23/2033	4,630	409,153	9,260	(3)	818,306
	2/23/2022	9,214	18,431	57.10	2/22/2032	6,355	561,591	7,224	(4)	638,385
	2/25/2021	8,623	4,312	58.85	2/24/2031	991	87,575	8,494	(5)	750,623
	12/14/2020	20,259	—	59.68	12/13/2030			—		—

(1)

One-third (1/3) of the nonstatutory stock options granted on March 19, 2023, February 24, 2023, February 23, 2022 and February 25, 2021 will vest on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary.

(2)	Per share value of stock awards is $88.37 based on the closing price of our common stock on the NYSE on December 29, 2023.
(3)

The indicated number of unearned units consists of performance-based RSUs with a performance period that ends on December 31, 2025 and is described above under the heading “—Elements of our Executive Compensation Program—Annual Long-Term Equity Awards.” The performance-based RSUs are reported at target payout level.

(4)

The indicated number of unearned units consists of performance-based RSUs with a performance period that ends on December 31, 2024 and is described above under the heading “—Elements of our Executive Compensation Program—Annual Long-Term Equity Awards.” The performance-based RSUs are reported at target payout level.

(5)

The indicated number of unearned units consists of performance-based RSUs with a performance period that ends on December 31, 2023 and is described above under the heading “—Elements of our Executive Compensation Program—Annual Long-Term Equity Awards.” The performance-based RSUs are shown here at the actual attainment of 114.3% for the award which lapsed in February 2024.

60	| 2024 Proxy Statement

COMPENSATION TABLES

2023 Option Exercises and Stock Vested

The following table provides information regarding exercises of options to purchase shares of common stock and stock awards (RSUs and PSUs) that vested for our named executive officers during Fiscal 2023:

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

David A. Spector	72,301	4,534,656	58,413	4,365,092

Doug Jones	44,098	2,478,877	30,629	2,310,903

Daniel S. Perotti	19,404	1,159,945	15,680	1,149,816

William Chang	39,481	1,614,640	12,690	928,437

James Follette	21,243	1,034,875	14,744	1,092,748

(1)

Amounts reported in these columns consist of vested RSUs and PSUs. If the named executive officer sold a portion of the common stock acquired upon vesting of RSUs or PSUs to satisfy the tax obligation with respect to such vesting, the number of shares of common stock acquired is less than the amount shown. The number of shares of common stock acquired and the value realized on vesting as reflected in this column have not been reduced to reflect the sale of common stock to satisfy any tax obligations. The allocation of RSUs and PSUs is as follows:

	RSUs		PSUs
Name	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)(b)	Value Realized on Vesting ($)

David A. Spector	23,224	1,413,791	35,189	2,951,301

Doug Jones	11,214	682,567	19,415	1,628,336

Daniel S. Perotti	7,186	437,424	8,494	712,392

William Chang	5,895	358,540	6,795	569,897

James Follette	6,250	380,356	8,494	712,392

(a)	Amounts reported in this column represent RSU awards that vested on February 26, 2023, February 25, 2023 and February 23, 2023.
(b)

Amounts reported in this column represent PSU awards that vested on February 29, 2024, and the payout of shares of common stock pursuant to the award was determined based on ROE, a Leverage Ratio Multiplier and an individual effectiveness rating for the period of January 1, 2021 through December 31, 2023 as measured against the target performance goal set by the Compensation Committee of the Board when the award was granted in 2021. The payout percentage for the award was 114.3%.

(2)

The value realized on vesting is calculated by multiplying the number of shares of common stock received upon vesting of RSUs and PSUs by the fair market value of our common stock on the respective vesting dates.

| 2024 Proxy Statement	61

COMPENSATION TABLES

Potential Payments Upon Termination of Employment or Change in Control

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements assuming the named executive officer’s employment had terminated or a “change in control” had occurred on December 31, 2023. These benefits are in addition to benefits available generally to salaried employees.

Potential Payments Pursuant to Employment Agreements

As described in “Compensation Discussion and Analysis—Employment Agreements”, two of our named executive officers, Mr. Spector and Mr. Jones, currently have employment agreements providing for severance payments, accelerated vesting of equity awards, and other benefits in the event the executive’s employment is terminated due to disability or death, terminated by us or PNMAC for “cause,” terminated by us or PNMAC “other than for cause,” or terminated by the executive for “good reason.” The table below reflects the potential payments due to Mr. Spector and Mr. Jones had the separation occurred on December 31, 2023.

Name	Benefit	Disability	Death	Retirement	Termination For Cause or Voluntary Resignation	Termination Other than For Cause, Termination Upon a Change in Control or Resignation For Good Reason

David A. Spector	Consulting Fees(1)	—	—		—	—

	Base Salary	—	$500,000		—	$ 2,500,000

	COBRA Benefits Continuation	$60,592	$75,218		—	$ 37,609

	Incentive-Based Compensation	$1,631,250	$1,631,250	1,631,250	—	$ 7,014,063

	Accelerated Vesting – Stock Options(2)	$4,302,670	$4,302,670	3,378,694	—	$ 4,302,670

	Accelerated Vesting – Performance-Based RSUs(3)	$9,477,241	$9,477,241	7,294,914	—	$ 9,477,241

	Accelerated Vesting – Time-Based RSUs(4)	$4,432,021	$4,432,021	3,249,959	—	$ 4,432,021

	Aggregate Payment Amount	$19,903,774	$20,418,400	15,554,817	—	$27,763,604

Doug Jones	Consulting Fees(1)	—	—		—	—

	Base Salary	—	$300,000		—	$ 1,500,000

	COBRA Benefits Continuation	$42,576	$52,853		—	$ 26,427

	Incentive-Based Compensation	$1,125,000	$1,125,000	1,125,000	—	$ 4,843,750

	Accelerated Vesting – Stock Options(2)	$2,128,768	$2,128,768	1,615,445	—	$ 2,128,768

	Accelerated Vesting – Performance-Based RSUs(3)	$5,254,657	$5,254,657	4,042,279	—	$ 5,254,657

	Accelerated Vesting – Time-Based RSUs(4)	$2,207,836	$2,207,836	1,551,164	—	$ 2,207,836

	Aggregate Payment Amount	$10,758,837	$11,069,114	8,333,888	—	$15,961,438

(1)	Mr. Spector and Mr. Jones are entitled to consulting fees only upon the expiration of the terms of their respective employment agreements.
(2)

Except in the case of a termination due to Retirement, represents the vesting in full of all outstanding unvested stock options. Calculated as the difference between the closing price of our common stock on the NYSE on December 29, 2023 and the exercise or strike price of the stock options multiplied by the number of underlying shares of common stock. In connection with a termination due to Retirement, shares subject to the outstanding stock options continue to vest after the Retirement date in accordance with the original vesting schedule; provided, however, that (i) if the Retirement Date occurs during the nine-month period immediately following the grant date, then the option shall be forfeited; and (ii) if the Retirement date occurs during the three-month period prior to the first anniversary of the Grant Date, then one-third of the shares subject to the option shall vest on the first anniversary of the grant date on a pro rata basis, and the remaining shares subject to the opt ion will be forfeited.

(3)

Except in the case of a termination due to Retirement, represents the vesting in full of all unvested performance-based RSUs based on the achievement of target level performance. Calculated based on the closing price of our common stock on the NYSE on December 29, 2023 multiplied by the number of underlying shares of common stock. In connection with a termination due to Retirement, performance-based RSUs shall continue to vest and be settled after the Retirement date in accordance with the original vesting schedule; provided that (i) if the Retirement date occurs during the nine-month period immediately following the grant date, then all of the performance-based RSUs shall be forfeited; and (ii) if the Retirement date occurs during the three-month period prior to the first anniversary of the grant date, then one-third of the performance-based RSUs shall vest on the first anniversary of the grant date.

62	| 2024 Proxy Statement

COMPENSATION TABLES

(4)

Except in the case of a termination due to Retirement, represents the vesting in full of all unvested time-based RSUs. Calculated based on the closing price of our common stock on the NYSE on December 29, 2023 multiplied by the number of underlying shares of common stock. In connection with a termination due to Retirement, time-based RSUs shall continue to vest and be settled after the Retirement date in accordance with the original vesting schedule; provided that (i) if the Retirement date occurs during the nine-month period immediately following the grant date, then all of the time-based RSUs shall be forfeited; and (ii) if the Retirement date occurs during the three-month period prior to the first anniversary of the grant date, then one-third of the time-based RSUs shall vest on the first anniversary of the grant date .

Potential Payments Pursuant to Change of Control Severance Plan

As described in “Compensation Discussion and Analysis—Change of Control Severance Plan”, we adopted a Severance Plan on September 22, 2021 that covers named executive officers who do not have separately negotiated employment agreements. This plan provides for severance payments and accelerated vesting of equity awards in the event the executive’s employment is terminated in connection with a change in control.

Name	Base(1)	Bonus(2)	Equity Vesting(3)	Change of Control

Daniel S. Perotti	$800,000	$2,005,000	$4,838,128	$7,643,128

William Chang	$800,000	$1,100,000	$3,329,393	$5,229,393

James Follette	$750,000	$1,413,750	$4,195,398	$6,359,148

(1)	Represents two times the named executive officer’s base salary as of December 31, 2023.
(2)

Represents two times the greater of (x) the average aggregate bonus paid to the named executive officer for each of the two fiscal years preceding December 31, 2023, and (y) the bonus paid for the fiscal year immediately preceding December 31, 2023.

(3)	Represents the value of equity that would vest upon a change in control.

Messrs. Perotti, Chang and Follette are not yet retirement eligible and would not currently receive any retirement benefits if they retired effective December 31, 2023. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our Company’s stock price. There can be no assurance that a termination or “change in control” would produce the same or similar results as those described if occurring on another date or at another price, or if any assumption used to prepare this information is not correct in fact.

2023 Pension Benefits

The table for “Pension Benefits” has been omitted because it is not applicable. We do not provide any of our named executive officers with any pension plans or benefits.

2023 Nonqualified Deferred Compensation

The table for “Nonqualified Deferred Compensation” has been omitted because it is not applicable. We do not provide any of our named executive officers with any nonqualified deferred compensation plans or benefits.

401(k) Plan

PNMAC maintains a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements. Under our 401(k) plan, employees may elect to defer a portion of their eligible compensation subject to applicable annual Code limits. Under the 401(k) plan, PNMAC makes matching contributions to participants equal to 100% of the participant’s elective deferrals, up to a maximum of $13,200 with respect to Fiscal 2023. We intend for the 401(k) plan to qualify under Section 401(a) and 501(a) of the Code so that contributions by employees to the 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of three directors: Mr. Nanji, the chair of the Compensation Committee, and Messrs. Hunt and Perlowitz. None of them has ever served as an officer or employee of our Company or any of our affiliates or has any other business relationship or affiliation with our Company, except his or her service as a director. During Fiscal 2023, none of our executive officers served as a director or a member of the compensation committee of another entity, one of whose executive officers was a director or a member of our Compensation Committee.

| 2024 Proxy Statement	63

CEO PAY RATIO

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. David A. Spector, our Chairman and Chief Executive Officer.

For Fiscal 2023:

•

The median of the annual total compensation of all employees of our Company (other than our CEO) was $87,691; and consists of W-2 taxable compensation plus other non-taxable compensation such as 401K match and insurance premiums paid by the Company.

•	The annual total compensation of our CEO, as reported in the “2023 Summary Compensation Table” included in this Proxy Statement, was $7,258,483.

Based on this information, our Fiscal 2023 ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 83 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, we took the following steps:

1.

We determined that, as of December 31, 2023, our employee population consisted of approximately 3,900 individuals with all of these individuals located in the United States. This population consisted of our full-time, part-time, and temporary employees. In determining whether our workers are employees, we applied widely recognized employment and tax laws.

2.

In order to identify the median employee during Fiscal 2023, we compared the amount of salary, annual performance-based incentives, wages, overtime and other compensation of our employees as reflected in our payroll records. In making that determination, we did not annualize the compensation of any employee.

3.

Once we confirmed our median employee, we combined all of the elements of such employee’s compensation for our Fiscal 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $87,691.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

64	| 2024 Proxy Statement

PAY VERSUS PERFORMANCE

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “Compensation Actually Paid” and the financial performance of our Company. This disclosure does not necessarily align with how we view the relationship between the Company’s performance and named executive officer compensation. The below table shows Compensation Actually Paid to our CEO and other named executive officers as calculated by adjusting the Summary Compensation Table total amounts for the applicable year.

Year	Summary Compensation for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation for Other Named Executive Officers (3)	Average Compensation Actually Paid to Other Named Executive Officer s(4)	Value of Initial Fixed $100 Investment Based On:		Net Income	Return on Equity (6)
					PFSI Total Stockholder Return (5)	Peer Group Total Stockholder Return (5)

2023	$7,258,483	$14,532,470	$2,630,061	$4,875,605	$273.5	$120.5	$145 Million	4%

2022	$9,671,051	$6,517,122	$3,445,387	$2,243,109	$173.3	$82.9	$476 Million	14%

2021	$13,575,224	$17,262,152	$5,473,525	$6,931,492	$210.3	$101.2	$1.0 Billion	29%

2020	$12,375,328	$20,796,560	$4,887,892	$8,302,467	$195.3	$86.2	$1.6 Billion	61%

(1)
Mr. Spector was our principal executive officer (“CEO”) for all years shown. The amounts reported are the amounts of total compensation reported for our CEO for each corresponding year in the “Total” column of the Summary Compensation Table in each applicable year.

(2)
The amount reported represent the Compensation Actually Paid to our CEO, computed in accordance with Item 402(v) of Regulation
S-K,
but do not reflect the actual amount of compensation earned by or paid to our CEO in the applicable year. Compensation Actually Paid is calculated by making the following adjustments to the Summary Compensation Table amounts for our CEO:

Adjustments to Determine Compensation “Actually Paid” for the CEO
(7)

2023

SUMMARY COMPENSATION – CEO	$7,258,483

• Deduction for Equity Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table	($4,559,235)

• Deduction for Equity Amounts Reported under the “Non-Equity Incentive Compensation” Column in the Summary Compensation Table	—

• Fair Value of Equity Awards Granted during the Fiscal Year that Remain Unvested as of Fiscal Year-End	6,715,646

• Fair Value of Equity Awards Granted during Fiscal Year that Vested during the Fiscal Year	—

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that were Unvested as of Fiscal Year-End	4,315,687

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that Vested during Fiscal Year	632,142

• Dividends paid during Fiscal Year before Vesting Date of Equity Awards	169,747

COMPENSATION ACTUALLY PAID - CEO	$14,532,470

ADJUSTMENTS FROM SUMMARY COMPENSATION	$7,273,987

(3)
The amounts reported represent the average of the amounts reported for the Company’s named executive officers as a group (excluding our CEO), in the “Total” column of the Summary Compensation Table in each applicable year. The executive officers used to calculate the Other NEOs average in each year include Andrew Chang, Vandad Fartaj, Jeffrey Grogin and Doug Jones for 2020; Andrew Chang, Vandad Fartaj, Doug Jones and Daniel S. Perotti for 2021; Vandad Fartaj, James Follette, Doug Jones and Daniel S. Perotti for 2022; and William Chang, James Follette, Doug Jones and Daniel S. Perotti for 2023.

(4)
The amounts reported represent the average Compensation Actually Paid to the other named executive officers other than our CEO as a group, computed in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual average amount in compensation earned by or paid to such other named executive officers as a group in the applicable year. Compensation Actually Paid is calculated by making the following adjustments to the Summary Compensation Table amounts for the Other Named Executive Officers:

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PAY VERSUS PERFORMANCE

Adjustments to Determine Average Compensation “Actually Paid” for the Other Named Executive Officers
(7
)

2023

SUMMARY COMPENSATION – OTHER NEOs	$2,630,061

• Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table	(1,487,116)

• Deduction for Equity Amounts Reported under the “Non-Equity Incentive Compensation” Column in the Summary Compensation Table	—

• Fair Value of Equity Awards Granted during the Fiscal Year that Remain Unvested as of Fiscal Year End	2,201,194

• Fair Value of Equity Awards Granted during Fiscal Year that Vested during the Fiscal Year	—

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that were Unvested as of Fiscal Year-End	1,249,955

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that Vested during Fiscal Year	224,359

• Dividends paid during Fiscal Year before Vesting Date of Equity Awards	57,152

COMPENSATION ACTUALLY PAID – OTHER NEOs	$4,875,605

ADJUSTMENTS FROM SUMMARY COMPENSATION	$2,245,544

(5)
Based on initial investment of $100 on December 31, 2019 and a cumulative Total Shareholder Return (PFSI Fiscal Year 2020 = 95.3%, Fiscal Year 2021 = 7.7%, Fiscal Year 2022 =
-17.6%,
Fiscal Year 2023 = 57.8%) and (Dow Jones U.S. Mortgage Finance Total Return Index Fiscal Year 2020 =
-13.8%,
Fiscal Year 2021 = 17.3%, Fiscal Year 2022 =
-18.0%,
Fiscal Year 2023 = 45.3%). We replaced the S&P 600 Thrift & Mortgage Index used in previous years with the Dow Jones U.S. Mortgage Finance Total Return Index because the S&P 600 Thrift & Mortgage Index was discontinued by the third party index service provider. The previous returns of the S&P 600 Thrift & Mortgage Index were: Fiscal Year 2020 =
-4.8%,
Fiscal Year 2021 = 27.8% and Fiscal Year 2022 =
-19.0%
.

(6)	Our Company Selected Measure is Return on Equity, which is calculated as Net Income attributable to common stockholders for a fiscal year divided by average monthly common stockholders’ equity.
(7)
The fair values in the tables above have been computed in accordance with the methodology used for financial reporting purposes and, as applicable for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

Most Important Financial Performance Measures
The Compensation Committee utilizes several performance measures and factors to align executive compensation with Company performance not reflected in the Pay Versus Performance table or the Compensation Actually Paid measures. In our assessment, the most important financial performance measures used to determine Compensation Actually Paid to our CEO and other NEOs in Fiscal 2023 to Company performance were:

Return on Equity	Leverage Ratio	Stockholder Return	Strategic Factors

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Compensation Actually Paid Compared to Financial Performance Measures

The graphs demonstrate the relationship between Compensation Actually Paid compared to TSR, Net Income and ROE. Compensation Actually Paid as of Fiscal 2023 primarily reflects the fair value of the equity awards as of year-end
that were significantly higher than the fair value of the equity awards as of the grant date.
Compensation Actually Paid and TSR
(1)

Compensation Actually Paid and Net Income

Compensation Actually Paid and ROE

(1)
TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year is the closing price on December 31, 2019.

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PROPOSAL III – ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal III – Advisory (Non-Binding) Vote to Approve Executive Compensation

As required pursuant to Section 14A of the Exchange Act, we are presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers (also referred to as a Say-On-Pay proposal). Based on the previous feedback of our stockholders, we currently present such proposals annually. At our 2022 and 2023 annual meeting of stockholders, approximately 98.7% and 82.6% of the total stockholder votes cast voted “For” our Say-On-Pay proposal, respectively. We believe the positive Say-On-Pay voting results reflect our commitment to maintain a pay for performance culture that aligns with our stockholders’ interest, including our past compensation enhancements to expand the percentage of equity incentives to total compensation and to provide an annual performance-based incentive plan with objective pay for performance payouts.

Advisory (non-binding) approval of our executive compensation requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes will not affect this advisory vote. For additional information on voting, see the section of this Proxy Statement titled “Information Concerning Voting and Solicitation” including the section therein titled “—What stockholder approvals are required to approve the proposals?”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE FOLLOWING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION:

“RESOLVED, that the compensation paid to PennyMac Financial Services, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any narrative discussion in this Proxy Statement, is hereby APPROVED.”

Supporting Statement

We aim to create a pay-for-performance culture that rewards our named executive officers for exceptional Company and individual performance, aligns the interests of our named executive officers with those of our stockholders, facilitates the attraction, motivation and retention of highly talented executives, supports our long-term success and sustainability, and encourages our named executive officers to focus on the achievement of our annual and long-term business goals.

We have three primary elements of total compensation – base salary, annual performance-based incentives, and long-term equity awards – and this compensation is heavily weighted toward performance-based compensation. 85% of our CEO’s Fiscal 2023 compensation and 82% of our other named executive officers’ compensation was at risk and aligned with our stockholders in the form of annual performance-based incentives and long-term equity compensation.

We believe that this performance-based pay culture supports our efforts to motivate and reward our named executive officers for achieving Company performance and strategic accomplishments that drive long-term stockholder value. We encourage our stockholders to read the section in this Proxy Statement entitled “Compensation Discussion and Analysis,” in which we describe in greater detail our compensation program, objectives and policies for our named executive officers. For the reasons described therein and above, we recommend that our stockholders endorse our compensation program for our named executive officers.

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Certain Relationships and Related Transactions

Each of our executive officers is also an executive officer of PMT and an officer of one or more of its subsidiaries. In addition, certain of our executive officers serve on the boards of one or more of these entities and/or hold an ownership interest in PMT. This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us since January 1, 2023.

Amended and Restated Stockholder Agreements

On November 1, 2018, we entered into an amended and restated stockholder agreement with HCP which provides that HCP will have the right to nominate two individuals for election to our Board as long as it, together with its affiliates, holds at least 15% of the voting power of our outstanding common stock, and the right to nominate one individual for election to our Board as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding common stock. We, in turn, are obligated to use our best efforts to ensure that these nominees are elected. In addition, this agreement provides that HCP, as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding common stock, will have the right to nominate one member of each committee of our Board. As long as those nominees meet the independence standards applicable to those committees, we will appoint them as members of those committees. In addition, the agreement provides that neither our certificate of incorporation nor our bylaws, as in effect from time to time, may be amended in any manner that is adverse to HCP or their respective affiliates without the consent of HCP, as applicable, as long as it, together with its affiliates, holds at least 5% of the voting power of our outstanding common stock.

Amended and Restated Registration Rights Agreement

On November 1, 2018, we entered into an amended and restated registration rights agreement with HCP and the other owners of PNMAC other than us pursuant to which HCP and certain permitted transferees have the right, under certain circumstances and subject to certain restrictions, to require us to register for resale the shares of our common stock received by them in exchange for their ownership interests in PNMAC in connection with the closing of our corporate reorganization. In November 2018, we filed a post-effective amendment to a registration statement to register for resale such shares of our common stock held by HCP and certain other selling stockholders. The post-effective amendment to the registration statement was declared effective on November 19, 2018. All securities registered under this registration statement are available for sale in the open market unless restrictions apply.

Demand Registration Rights. HCP and certain permitted transferees each have the right to demand that we register their common stock for resale, subject to the conditions set forth in the registration rights agreement, no more than three times in any 12-month period. HCP and certain permitted transferees have the right under the registration rights agreement to require that we register their common stock for resale. Such registration demand must reasonably be expected to result in aggregate gross cash proceeds to such demanding stockholder in excess of $25 million. HCP and certain permitted transferees will have the right to participate in any such demand registrations. We will not be obligated to effect a demand registration within 120 days of the effective date of a registration statement filed by us. We may postpone the filing of a registration statement for up to 60 days once in any 12-month period if our Board determines in good faith that the filing would reasonably be expected to materially adversely affect any material financing or acquisition of ours or require premature disclosure of information that would reasonably be expected to be materially adverse to us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with these demand registration rights.

Piggyback Registration Rights. HCP, certain of their permitted transferees and the minority stockholders which are parties to the agreement will each have the right to “piggyback” on any registration statements that we file on an unlimited basis, subject to the conditions set forth in the registration rights agreement. If we register any securities for public sale, stockholders with piggyback registration rights under the registration rights agreement have the right to include their shares in the registration for resale by them, subject to specified limitations and exceptions.

S-3 Registration Rights. If we are eligible to file a registration statement on Form S-3, the stockholders with S-3 registration rights under the registration rights agreement and certain permitted transferees can request that we register their shares for resale. Any registration must be reasonably expected by the demanding stockholder to result in aggregate gross cash proceeds to such demanding stockholder in excess of $10 million, and no more than three demands for an S-3 registration may be made in any 12-month period. If we are eligible as a Well Known Seasoned Issuer, or WKSI, the requesting stockholders may request that the shelf registration statement utilize the automatic shelf

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registration process under Rule 415 promulgated under the Securities Act. If we are not eligible as a WKSI or are otherwise ineligible to utilize the automatic shelf registration process, then we are required to use our reasonable efforts to have the shelf registration statement declared effective.

Tax Receivable Agreement

On May 8, 2013, we entered into a tax receivable agreement with the former owners of PNMAC that provides for the payment from time to time by the corporate taxpayer to those owners of 85% of the amount of the net tax benefits, if any, that the corporate taxpayer is deemed to realize under certain circumstances as a result of (i) increases in tax basis resulting from exchanges of ownership interests in PNMAC and (ii) certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations are obligations of the corporate taxpayer and not of PNMAC. For purposes of the tax receivable agreement, the tax benefit deemed realized by the corporate taxpayer will be computed by comparing the actual income tax liability of the corporate taxpayer (calculated with certain assumptions) to the taxes that the corporate taxpayer would have been required to pay had there been no increase to the tax basis of the assets of PNMAC as a result of the exchanges, and had the corporate taxpayer not entered into the tax receivable agreement. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement. Following the closing of the corporate reorganization on November 1, 2018, we succeeded to certain obligations under the tax receivable agreement and, therefore, are the top-level parent entity and the corporate taxpayer who will make payments, if any, under the tax receivable agreement to those certain prior owners of PNMAC who effected exchanges of ownership interests in PNMAC for our common stock prior to the closing of the corporate reorganization. Any prior owners of PNMAC who did not complete such exchanges prior to the closing of the corporate reorganization, or prior owners that only completed such exchanges with respect to some but not all of their interests in PNMAC, will not be entitled to any future payments under the tax receivable agreement in respect of any ownership interests not exchanged prior to the closing.

In the event of termination of the tax receivable agreement, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The primary factor is the amount and timing of our income. The corporate taxpayer will be required to pay 85% of the net tax benefits as and when those benefits are treated as realized under the terms of the tax receivable agreement. If the corporate taxpayer does not have taxable income, the corporate taxpayer generally is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

The payments under the tax receivable agreement are not conditioned upon the continued ownership of us by the exchanging owners of PNMAC. In Fiscal 2023, we made no tax receivable agreement payments to our named executive officers and directors.

The tax receivable agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, the corporate taxpayer’s (or its successor’s) obligations with respect to exchanged or acquired ownership interests in PNMAC (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the corporate taxpayer would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As a result, (i) we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual net tax benefits we realize in respect of the tax attributes subject to the tax receivable agreement and (ii) if we elect to terminate the tax receivable agreement early, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits.

Decisions made by certain prior owners of PNMAC in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling owner under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments.

Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any

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payments previously made under the tax receivable agreement (except to the extent such amounts can be applied against future amounts that would otherwise be due under the tax receivable agreement). As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the tax receivable agreement.

PNMAC Limited Liability Company Agreement

On November 1, 2018, we and PNMAC Holdings, Inc. entered into the fifth amended and restated limited liability company agreement of PNMAC. We are the managing member of PNMAC. Accordingly, we operate and control all of the business and affairs of PNMAC and, through PNMAC and its operating entity subsidiaries, conduct our business.

Pursuant to the limited liability company agreement of PNMAC, we have the right to determine when distributions will be made to the members of PNMAC and the amount of any such distributions, other than with respect to tax distributions as described below. If a distribution is authorized; such distribution will be made to the members of PNMAC pro rata in accordance with the percentages of their respective limited liability company interests.

The unit holders of PNMAC, including us, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of PNMAC. Except as otherwise required under Section 704(c) of the Code, net profits and net losses of PNMAC will generally be allocated to its members (including us) pro rata in accordance with their respective limited liability company interests. The limited liability company agreement of PNMAC will provide for quarterly cash distributions, which we refer to as “tax distributions,” to the members of PNMAC if we, as the managing member of PNMAC, determine that the taxable income of PNMAC gives rise to taxable income for such holders. Generally, these quarterly tax distributions will be computed based on the taxable income of PNMAC multiplied by an assumed tax rate determined by us. Tax distributions will be made only to the extent that all distributions from PNMAC for the relevant year were insufficient to cover such tax liabilities.

The limited liability company agreement of PNMAC also provides that substantially all expenses incurred by or attributable to us, but not including our obligations incurred under the tax receivable agreement and our income tax expenses, will be borne by PNMAC.

Other than us, in our capacity as managing member, no member of PNMAC will have voting rights with respect to PNMAC.

Management Agreements

Our subsidiary, PCM, may enter into investment management agreements with investment companies or funds that invest in residential mortgage assets. Presently, PCM is party to a management agreement with PMT.

This management agreement requires us to oversee the business affairs of PMT in conformity with the investment policies that are approved and monitored by PMT’s board or management. We are responsible for PMT’s day-to-day management and perform such services and activities related to PMT’s assets and operations as may be appropriate.

We externally manage and advise PMT pursuant to a management agreement, or the PMT Management Agreement, which was amended and restated effective June 30, 2020. The PMT Management Agreement requires us to oversee PMT’s business affairs in conformity with the investment policies that are approved and monitored by its board of trustees. We are responsible for PMT’s day-to-day management and will perform such services and activities related to its assets and operations as may be appropriate.

Pursuant to the PMT Management Agreement, we collect a base management fee and may collect a performance incentive fee, both payable quarterly and in arrears. The PMT Management Agreement expires on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base management fee is calculated at a defined annualized percentage of “shareholders’ equity.” PMT’s “shareholders’ equity” is defined as the sum of the net proceeds from any issuances of its equity securities since its inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance); plus its retained earnings at the end of the quarter; less any amount that PMT pays for repurchases or redemptions of its equity securities (allocated on a pro rata daily basis for such repurchases and redemptions during the fiscal quarter of any such repurchases or redemptions); and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges as agreed between PMT and PCM.

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Pursuant to the terms of the PMT Management Agreement, the base management fee is equal to the sum of (i) 1.5% per year of shareholders’ equity up to $2 billion, (ii) 1.375% per year of shareholders’ equity in excess of $2 billion and up to $5 billion, and (iii) 1.25% per year of shareholders’ equity in excess of $5 billion. The base management fee is paid in cash.

The performance incentive fee is calculated at a defined annualized percentage of the amount by which “net income,” on a rolling four-quarter basis and before deducting the incentive fee, exceeds certain levels of annualized return on PMT’s “equity.” For the purpose of determining the amount of the performance incentive fee, “net income” is defined as net income or loss attributable to PMT’s common shareholders, computed in accordance with GAAP and adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges determined as agreed between PMT and PCM. For this purpose, “equity” is the weighted average of the issue price per common share of all of PMT’s public offerings of common shares, multiplied by the weighted average number of common shares outstanding (including restricted share units issued under PMT’s equity incentive plans) in the four-quarter period.

The performance incentive fee is calculated quarterly and escalates as net income (stated as a percentage of return on equity) increases over certain thresholds. On each calculation date, the threshold amount represents a stated return on equity, plus or minus a “high watermark” adjustment. The performance fee payable for any quarter is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on equity plus the high watermark, up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark.

The “high watermark” is the quarterly adjustment that reflects the amount by which the net income (stated as a percentage of return on equity) in that quarter exceeds or falls short of the lesser of 8% and the average Fannie Mae MBS Yield (the target yield) for such quarter. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amount required for us to earn a performance incentive fee is adjusted cumulatively based on the performance of PMT’s net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned. The performance incentive fee may be paid to us in cash or in PMT’s common shares (subject to a limit of no more than 50% paid in common shares), at PMT’s option.

We are entitled to reimbursement of our organizational and operating expenses, including third-party expenses, incurred on PMT’s behalf, it being understood that we and our affiliates shall allocate a portion of our personnel’s time to provide certain legal, tax and investor relations services for our direct benefit and for which we shall be reimbursed $165,000 per fiscal quarter, such amount to be reviewed annually and not preclude reimbursement for any other services performed by us or our affiliates.

PMT is required to pay its and its subsidiaries’ pro rata portion of our and our affiliates’ rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses required for PMT’s and its subsidiaries’ operations. These expenses are allocated based on the ratio of PMT’s and its subsidiaries’ proportion of gross assets compared to all remaining gross assets managed by us as calculated at each fiscal quarter end.

We may also be entitled to a termination fee under certain circumstances. Specifically, the termination fee is payable for (1) PMT’s termination of the PMT Management Agreement without cause, (2) our termination of the PMT Management Agreement upon a default by PMT in the performance of any material term of the agreement that has continued uncured for a period of 30 days after receipt of written notice thereof, or (3) our termination of the agreement after the termination by PMT without cause (excluding a non-renewal) of the MBS agreement, the MSR recapture agreement or the PMT Servicing Agreement (each as described and/or defined below). The termination fee is equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) performance incentive fee earned by us during the 24-month period immediately preceding the date of termination.

PMT may terminate the PMT Management Agreement without the payment of any termination fee under certain circumstances, including, among other circumstances, uncured material breaches of the PMT Management Agreement by us, upon a change in control of us (defined to include a 50% change in our shareholding in a single transaction or related series of transactions or upon the termination of the MBS agreement, the MSR recapture agreement or the PMT Servicing Agreement by PLS without cause).

The PMT Management Agreement also provides that, prior to the undertaking by us or our affiliates of any new investment opportunity or any other business opportunity requiring a source of capital with respect to which we or our affiliates will earn a management, advisory, consulting or similar fee, we shall present to PMT such new opportunity and the material terms on which we propose to provide services to PMT before pursuing such opportunity with third parties.

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We earned approximately $28.8 million in base management fees and zero in performance incentive fees in Fiscal 2023 in connection with work performed under the PMT Management Agreement.

Servicing Agreements

Through our subsidiary, PLS, we enter into servicing agreements with investment companies or funds that invest in residential mortgage loans pursuant to which we provide servicing for our clients’ portfolio of residential mortgage loans. Presently, PLS is party to a servicing agreement with PMT.

The loan servicing to be provided by us under the servicing agreements includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. We may also engage in certain loan origination activities that include refinancing mortgage loans and financings that facilitate sales of real estate acquired upon settlement of loans, or REOs.

We and PMT have entered into a loan servicing agreement, or the PMT Servicing Agreement, which was amended and restated effective June 30, 2020 and pursuant to which we provide servicing for PMT’s portfolio of residential mortgage loans and subservicing for its portfolio of mortgage servicing rights, or MSRs. The term of the PMT Servicing Agreement expires on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base servicing fee rates for non-distressed mortgage loans subserviced on behalf of PMT are calculated through a monthly per-loan dollar amount, with the actual dollar amount for each mortgage loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fee rates for mortgage loans subserviced on behalf of PMT are $7.50 per month for fixed-rate mortgage loans and $8.50 per month for adjustable-rate mortgage loans. To the extent that these mortgage loans become delinquent, we are entitled to an additional servicing fee per mortgage loan falling within a range of $10 to $55 per month and based on the delinquency, bankruptcy and foreclosure status of the mortgage loan or $75 per month if the underlying mortgaged property becomes REO. We are also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, and assumption, modification and origination fees. In addition, we are entitled to fees required as a result of the COVID-19 pandemic such as a one-time forbearance set up fee of $10, a $3 per month forbearance monitoring fee and certain modification fees ranging from $125 to $675.

The base servicing fee rates for distressed whole mortgage loans are charged based on a monthly per-loan dollar amount, with the actual dollar amount for each loan based on the delinquency, bankruptcy and/or foreclosure status of such loan or whether the underlying mortgage property has become REO. The base servicing fee rates for distressed whole mortgage loans range from $30 per month for current loans up to $95 per month for loans where foreclosure proceedings have commenced. The base servicing fee rate for REO is $75 per month. To the extent that PMT rents its REO under its REO rental program, we are entitled to an REO rental fee of $30 per month per REO, an REO property lease renewal fee of $100 per lease renewal, and a property management fee in an amount equal to PLS’ cost if property management services and/or any related software costs are outsourced to a third-party property management firm or 9% of gross rental income if we provide property management services directly. We are also entitled to retain any tenant paid application fees and late rent fees and seek reimbursement for certain third-party vendor fees.

We are also entitled to certain activity-based fees for distressed whole mortgage loans that are charged based on the achievement of certain events. These fees range from $750 for a streamline modification to $1,750 for a liquidation or reperformance and $500 for a deed-in-lieu of foreclosure. We are not entitled to earn more than one liquidation fee, reperformance fee or modification fee in any 18-month period.

Because PMT has limited employees and infrastructure, we are required to provide a range of services and activities significantly greater in scope than the services provided in connection with a customary servicing arrangement. For these services, we receive a supplemental servicing fee of $25 per month for each distressed loan.

Except as otherwise provided in the MSR recapture agreement, when we effect a refinancing of a loan on PMT’s behalf and not through a third-party lender and the resulting loan is readily saleable, or we originate a loan to facilitate the disposition of the real estate acquired by PMT in settlement of a loan, we are entitled to receive from PMT market-based fees and compensation consistent with pricing and terms we offer unaffiliated third parties on a retail basis.

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We are entitled to reimbursement for all customary, bona fide reasonable and necessary out-of-pocket expenses we incur in connection with the performance of our servicing obligations.

We earned approximately $81.3 million in loan servicing fees in Fiscal 2023 in connection with work performed for PMT under the PMT Servicing Agreement.

Mortgage Banking Services Agreement

Pursuant to a mortgage banking services agreement, or the MBS agreement, which was amended and restated effective June 30, 2020, we provide PMT with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by PMT from correspondent sellers.

Pursuant to the MBS agreement, we have agreed to provide such services exclusively for PMT’s benefit, and we and our affiliates are prohibited from providing such services for any other third party. However, such exclusivity and prohibition shall not apply, and certain other duties instead will be imposed upon us, if PMT is unable to purchase or finance mortgage loans as contemplated under our MBS agreement for any reason. The MBS agreement expires, unless terminated earlier in accordance with the terms of the agreement, on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

In consideration for the mortgage banking services we provided with respect to the acquisition of mortgage loans by PennyMac Corp., a subsidiary of PMT, we are entitled to aggregate quarterly fulfillment fees not to exceed the following: (i) the number of loan commitments multiplied by a pull-through factor of either .99 or .80 depending on whether the loan commitments are subject to a “mandatory trade confirmation” or a “best efforts lock confirmation” and then multiplied by $585 for each pull-through adjusted loan commitment up to and including 16,500 per quarter and $355 for each pull-through adjusted loan commitment in excess of 16,500 per quarter, plus (ii) $315 multiplied by the number of purchased loans up to the and including 16,500 per quarter and $195 multiplied by the number of purchased loans exceeding 16,500 per quarter, plus (iii) $750 multiplied by the number of all purchased loans other than Fannie Mae and Freddie Mac loans that are sold and securitized; provided, however, that no fulfillment fee shall be due or payable to PLS with respect to any Ginnie Mae loans, and as of October 1, 2022, designated Fannie Mae or Freddie Mac loans acquired by PLS.

PMT does not hold the Ginnie Mae approval required to issue Ginnie Mae MBS and act as a servicer. Accordingly, under the MBS agreement, we currently purchase loans underwritten in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any kind from PMT at its cost less an administrative fee plus accrued interest and a sourcing fee ranging from one to two basis points. We may also acquire conventional loans from PMT on the same terms upon mutual agreement between PMT and the Company.

In consideration for the mortgage banking services we provide with respect to PMT’s acquisition of mortgage loans under our early purchase program, we are entitled to fees accruing (i) at a rate equal to $1,500 per year per early purchase facility administered by us, and (ii) in the amount of $35 for each mortgage loan that PMT acquires thereunder.

Notwithstanding any provision of the MBS agreement to the contrary, if it becomes reasonably necessary or advisable for us to engage in additional services in connection with post-breach or post-default resolution activities for the purposes of a correspondent agreement, then PMT has generally agreed with us to negotiate in good faith for additional compensation and reimbursement of expenses to be paid to us for the performance of such additional services.

We earned approximately $27.8 million in fulfillment fees and we paid to PMT approximately $7.2 million in sourcing fees in Fiscal 2023.

MSR Recapture Agreement

Pursuant to the terms of the MSR Recapture Agreement, which was entered into by and between us and PMT and amended and restated effective June 30, 2020, if we originate any mortgage loans the proceeds of which are used to refinance mortgage loans for which PMT previously held the MSRs (the “recaptured loans”), we are generally required to transfer and convey to PMT, without cost, on a monthly basis a tiered recapture fee. Such fee shall be equal to 40% of the fair market value of the MSRs relating to the recaptured loans subject to the first 15% of the “recapture rate,” 35% of the fair market value of the MSRs relating to the recaptured loans subject to the recapture rate in excess of 15% and up to 30%, and 30% of the fair market value of the MSRs relating to the recaptured loans subject to the recapture rate in excess of 30%. The “recapture rate” means, during each month, the ratio of (i) the aggregate unpaid principal balance of all recaptured loans, to (ii) the aggregate unpaid principal balance of all mortgage loans for which PMT held the MSRs and that were refinanced or otherwise paid off in such month. We have further agreed to allocate sufficient resources to achieve a recapture rate of at least 15%.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The MSR recapture agreement expires, unless terminated earlier in accordance with the terms of the agreement, on June 30, 2025, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement. PMT recognized $1.8 million in recapture income pursuant to the terms of the MSR recapture agreement during Fiscal 2023.

Loan Purchase Agreement

We have entered into a mortgage loan purchase agreement with PMT. Currently, we use the mortgage loan purchase agreement for the purpose of selling to PMT residential mortgage loans originated by us. The loan purchase agreement contains customary terms and provisions, including representations and warranties, covenants, repurchase remedies and indemnities. The purchase prices paid to us by PMT for such loans are market-based.

During Fiscal 2023, PMT did not purchase any residential loans from us under the mortgage loan purchase agreement.

Investments in PMT

We received dividends of $120,000 in Fiscal 2023 as a result of our investment in common shares of PMT.

Other Transactions With Related Persons

Related Party Employment Relationships

Vandad Fartaj was an executive officer for part of 2023 and we also employed his brother Vala Fartaj. We established Vala Fartaj’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. We employed Mr. Vala Fartaj from 2008 to 2023, and his title during 2023 was Managing Director, Portfolio Investments. In this capacity, he received the following approximate amounts in Fiscal 2023: $123,415 in base salary, an annual performance-based cash incentive of $183,500, insurance premium payments in the amount of $4,302, a $12,706 contribution to his 401(k) plan, and a $450 payment for mobile phone expenses. During Fiscal 2023, we granted Mr. Vala Fartaj time-based and performance-based RSUs and stock options with a total grant date fair value of $131,729. Mr. Vala Fartaj was entitled to receive employee benefits generally available to all employees. Mr. Vala Fartaj left Pennymac in June of 2023 and received $510,000 in severance payments.

Indemnification of Directors and Officers

Our Amended and Restated Bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except as otherwise prohibited under the DGCL.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. In addition, our indemnification agreements also provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the indemnification agreements are not exclusive.

The limited liability company agreement of PNMAC also requires PNMAC to indemnify its officers, members, managers and other affiliates to the fullest extent permitted by Delaware law, and advance expenses to its officers, members, managers and other affiliates as incurred in connection with legal proceedings against them for which they may be indemnified. The rights conferred in the limited liability company agreement of PNMAC are not exclusive.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Approval of Related Party Transactions

Our Code of Business Conduct and Ethics requires everyone subject to the code to be scrupulous in avoiding a conflict of interest as it relates to our interests and the interests of our employees, officers and directors when such individuals are acting for or on our behalf. The

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

code prohibits us from, among other things, entering into a transaction or a business relationship with a related party or an immediate family member of such related person or with a company in which such a related party or such immediate family member has a substantial financial interest, unless such transaction and relationship are disclosed to and approved in advance by our Board.

We have also adopted a written policy that specifically governs related party transactions. The related party transactions policy generally prohibits any related party transaction unless it is reviewed and approved by our Related Party Matters Committee and/or a majority of our independent directors in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was, an employee, director or executive officer of our Company or a nominee to become a director of our Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. In determining whether to approve a related party transaction, the Related Party Matters Committee and/or independent directors consider all facts and circumstances that they deem relevant to the transaction, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review, approval and/or ratification of such transactions. In addition, each of our employees, directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with our Related Party Matters Committee and/or our Board in accordance with the related party transactions policy.

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ANNUAL REPORT ON FORM 10-K

2023 Annual Report on Form 10-K

Our Annual Report on Form 10-K for Fiscal 2023, which contains our consolidated financial statements for Fiscal 2023, accompanies this Proxy Statement, but is not a part of our soliciting materials. Stockholders of record as of the record date may obtain, without charge, a paper copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, upon written request to Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them. Our Annual Report on Form 10-K is also available on our website, pfsi.pennymac.com, under “SEC Filings,”

Other Matters

Delinquent Section 16(a) Reports

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2023, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis, except as indicated below:

•

Form 4 filings for transactions by David Spector, Don White and Vandad Fartaj occurring on February 24, 2023 and filed on March 1, 2023 due to a third party transmission issue preventing these transactions from being timely filed with EDGAR on February 28, 2023.

Other Matters for Consideration at the Annual Meeting

As of the date of this Proxy Statement, our Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, your signed proxy card authorizes David A. Spector, our Chairman and Chief Executive Officer, and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

Householding of Proxy Materials

As permitted by the SEC, we will deliver a single copy of the notice, proxy statement and annual report to stockholders who have the same address and last name, unless we have received contrary instructions from such stockholders. Each stockholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs, which is consistent with our corporate sustainability efforts. We will promptly deliver a separate copy of the proxy statement and annual report to any such stockholder upon written or oral request. A stockholder wishing to receive a separate proxy statement or annual report can notify us at Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361, telephone: (818) 264-4907. Similarly, stockholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

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INFORMATION CONCERNING VOTING AND SOLICITATION

Information Concerning Voting and Solicitation

General Meeting Information

The 2024 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PFSI2024 on Wednesday, June 5, 2024 at 11:00 a.m. Pacific Time, subject to any postponements or adjournments thereof. The Board is soliciting proxies to be voted at our Annual Meeting. Pursuant to rules adopted by the SEC, we have elected to provide access to the below listed proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about April 19, 2024, we began mailing a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the proxy materials, vote, and request paper copies of the proxy materials. Access to the proxy materials and online voting will be available at www.proxyvote.com. We believe this process expedites stockholders’ receipt of the proxy materials, lowers the cost of printing and distribution, and reduces the environmental impact associated with the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 5, 2024

This Notice of 2024 Annual Meeting of Stockholders, Proxy Statement and 2023 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at www.proxyvote.com. At this website, you will find a complete set of the following proxy materials: Notice of 2024 Annual Meeting of Stockholders, Proxy Statement and 2023 Annual Report and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Annual Meeting.

What am I voting on?

You will be entitled to vote on the following scheduled proposals at the Annual Meeting:

•

The election of twelve (12) directors, David A. Spector, James K. Hunt, Jonathon S. Jacobson, Doug Jones, Patrick Kinsella, Joseph Mazzella, Anne D. McCallion, Farhad Nanji, Jeffrey A. Perlowitz, Lisa M. Shalett, Theodore W. Tozer, and Emily Youssouf, each for a one year term expiring at the 2025 annual meeting of stockholders;

•	The ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•	The approval, by non-binding vote, of our executive compensation.

How does our Board of Directors recommend that I vote on these proposals?

Our Board of Directors, or the Board, recommends that you vote “FOR” the approval of Proposals I, II and III.

Who can attend the Annual Meeting?

Our Board has set April 10, 2024 as the record date for the Annual Meeting.

The 2024 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PFSI2024 on Wednesday, June 5, 2024 at 11:00 a.m. Pacific Time, subject to any postponements or adjournments thereof. To be admitted to the Annual Meeting virtually,

you will need to log-in to www.virtualshareholdermeeting.com/PFSI2024 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to stockholders entitled to vote at the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m. Pacific Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the 2024 Annual Meeting or during the meeting time, please call the technical support number on the virtual meeting site. Stockholders may submit questions related to the items of business set forth on the agenda in advance of the Annual Meeting by sending an email to PFSI_IR@pennymac.com (stockholders are asked to include the full name of the account holder so we can confirm your status as a stockholder). Questions must be received by 5:00 PM PT on June 4, 2024.

Who is entitled to vote at the Annual Meeting?

If you were a stockholder of record of our common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. As of the record date, 50,920,001 shares of common stock were issued and outstanding. You are entitled to one vote on each proposal for each share of common stock you held on the record date.

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How many shares must be present to hold the Annual Meeting?

The presence in person (virtually via live webcast) or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting on any matter constitutes a quorum, which is required in order to hold the Annual Meeting and conduct business. There were 50,920,001 shares of our common stock outstanding and entitled to vote on the record date. Therefore, a quorum will be present if 25,460,001 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies.

What stockholder approvals are required to approve the proposals?

Proposal I. Our Amended and Restated Bylaws provide for a majority voting standard for the election of directors in an uncontested election. Under this voting standard, directors will be elected at the annual meeting by a majority of votes cast by holders of our common stock, meaning that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

If any incumbent nominee for director fails to receive the required majority vote for election or re-election, the director will promptly tender to the Board for its consideration his or her offer to resign from the Board.

Proposals II & III. Approval of our proposals to ratify the appointment of Deloitte & Touche LLP and to approve our executive compensation requires the affirmative vote of a majority of votes cast by holders of our common stock, meaning that the number of shares voted “FOR” such proposal must exceed the number of shares voted “AGAINST” that proposal. Abstentions and broker non-votes will have no effect on the proposals.

Please note, however, that the vote on Proposals II and III will be advisory only and will not be binding. The results of the votes on these proposals will be taken into consideration by our Board or the appropriate committee of our Board, as applicable, when making future decisions regarding these matters.

How will voting on any other business be conducted?

Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your signed proxy card or Internet or telephonic voting instructions will authorize our designated proxies, David A. Spector, our Chairman and Chief Executive Officer, and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a stockholder of record?

If you were a stockholder of record of our common stock as of the close of business on the record date, you may vote as instructed on the proxy card by using one of the following methods:

By Mail. If you received a printed copy of the proxy materials, please mark your selections on, and sign and date, the printed proxy card, and return the proxy card by mail in the postage-paid envelope provided.

By Internet. To vote by Internet, go to www.proxyvote.com and follow the instructions at that website. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. If you vote by Internet, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

By Telephone. To vote by telephone, registered stockholders should dial 800-690-6903 and follow the recorded instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. You will need the control number found either on the Notice or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you call and then follow the instructions. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

Online Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/PFSI2024 during the meeting.

If you vote prior to the Annual Meeting, it will assure that your vote is counted. Even if you plan to attend the online Annual Meeting, we encourage you to vote in advance of the Annual Meeting, so your vote will be counted if you later decide not to attend the Annual Meeting. Whether you vote by mail, by Internet, by telephone or at the online Annual Meeting, the proxies identified

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INFORMATION CONCERNING VOTING AND SOLICITATION

will vote the shares as to which you are the stockholder of record in accordance with your instructions. If a printed proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

What is the difference between a stockholder of record and a “street name” holder?

If your shares of common stock are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares of common stock are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares of common stock in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the Board’s recommendations as follows:

•	FOR the election of the director nominees identified in this Proxy Statement to serve on our Board of Directors, each for a term expiring at the 2025 annual meeting of stockholders;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•	FOR the approval, by non-binding vote, of our executive compensation.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Annual Meeting by delivering a written notice of revocation to the attention of our Secretary at 3043 Townsgate Road, Westlake Village, California 91361, or delivering a duly executed proxy bearing a later date.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the election of each nominee for the Board identified in this Proxy Statement. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and the proposal to approve, by non-binding vote, our executive compensation. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting in person or by proxy and entitled to vote.

Abstentions and broker non-votes will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of votes cast. Accordingly, abstentions and broker non-votes will not have any effect on Proposals I, II and III.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the NYSE. Under NYSE rules, brokers, banks and other securities intermediaries that are subject to the NYSE rules and that hold our common stock in street name for customers that are the beneficial owners of those shares may use their discretion to vote your “uninstructed” shares on matters that are considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters, including the election of directors and our executive compensation program, without specific instructions from those customers. When a broker, bank or other agent lacks authority to vote under these circumstances because they have not received voting instructions from the beneficial owner of the shares, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Annual Meeting. Proposals I and III are considered to be “non-routine” under NYSE rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal II is considered to be “routine” under NYSE rules and thus if you do not return your voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposal II.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of stockholders of record. Representatives of our Company will serve as the Inspector of Elections.

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How will we solicit proxies for the Annual Meeting?

We are soliciting proxies from our stockholders by mailing the Notice and providing internet access, at www.proxyvote.com, to our Notice of the Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders, and proxy card or voting instruction form. In addition, some of our directors and officers may make additional solicitations by telephone or in person.

Who bears the cost of soliciting proxies?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice. To the extent any of our directors or officers solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of our common stock will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates.

Can I access the Company’s proxy materials and Annual Report to Stockholders electronically?

This Proxy Statement and our 2023 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, or Fiscal 2023, are available at www.proxyvote.com and on the Company’s Investor Relations website, www.pfsi.pennymac.com/2024AnnMtg.

When are stockholder proposals due for the 2025 Annual Meeting of Stockholders?

No stockholder proposals were received by us to be presented at the Annual Meeting. We intend to hold next year’s annual meeting of stockholders on approximately the same date as the Annual Meeting. Accordingly, if you are submitting a proposal for possible inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, we must receive the proposal no later than December 20, 2024. If you are submitting a proposal or nomination for consideration at next year’s annual meeting other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal or nomination no earlier than February 5, 2025 and no later than March 7, 2025, pursuant to the terms of our amended and restated bylaws, provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of the preceding annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice no later than April 6, 2025 to submit a notice of nomination for consideration at next year’s annual meeting. Such notice must comply with the additional requirements of Rule 14a-19(b).

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Financial Services, Inc.

Attention: Investor Relations

3043 Townsgate Road

Westlake Village, California 91361

Phone: (818) 264-4907

Email: PFSI_IR@pennymac.com

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PENNYMAc· FINANCIAL SERVICES

PENNYMAC FINANCIAL SERVICES, INC.

3043 TOWNSGATE ROAD

WESTLAKE VILLAGE, CA 91361

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PFSI2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V47449-P10310	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENNYMAC FINANCIAL SERVICES, INC.

The Board of Directors recommends you vote FOR the following:

1.  To elect the twelve (12) director nominees identified in the enclosed Proxy Statement to serve on our Board of Directors, each for a one-year term expiring at the 2025 Annual Meeting of Stockholders.

      Nominees:

	For	Against	Abstain

1a. David A. Spector	☐	☐	☐

1b. James K. Hunt	☐	☐	☐

1c. Jonathon S. Jacobson	☐	☐	☐

1d. Doug Jones	☐	☐	☐

1e. Patrick Kinsella	☐	☐	☐

1f. Anne D. McCallion	☐	☐	☐

1g. Joseph Mazzella	☐	☐	☐

1h. Farhad Nanji	☐	☐	☐

1i. Jeffrey A. Perlowitz	☐	☐	☐

1j. Lisa M. Shalett	☐	☐	☐

	For	Against	Abstain

1k. Theodore W. Tozer	☐	☐	☐

1l. Emily Youssouf	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain

2. To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

3. To approve, by non-binding vote, our executive compensation.	☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

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V47450-P10310

PENNYMAC FINANCIAL SERVICES, INC. Annual Meeting of Stockholders June 5, 2024 11:00 AM PDT THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David A. Spector and Derek W. Stark, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of PennyMac Financial Services, Inc. the undersigned is entitled to vote, and, in their discretion, to vote upon other such business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 5, 2024, or at any adjournments or postponements thereof, with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side